`
                                                                EXHIBIT 10.1

                                                           EXECUTION VERSION



                              REPURCHASE AGREEMENT




                                     Among:




                  BEAR, STEARNS INTERNATIONAL LIMITED, as Buyer




                         CRIIMI NEWCO, LLC, as a Seller




                                       And




                         CBO REIT II, INC., as a Seller








                          Dated as of January 14, 2003

                                TABLE OF CONTENTS

                                                                          Page


Section 1.    APPLICABILITY..................................................1

Section 2.    DEFINITIONS....................................................1

Section 3.    INITIATION; TERMINATION.......................................13

Section 4.    MARGIN AMOUNT MAINTENANCE.....................................20

Section 5.    Payments; proceeds............................................21

Section 6.    REQUIREMENTS OF LAW...........................................22

Section 7.    TAXES.........................................................23

Section 8.    SECURITY INTEREST; BUYER's appointment as Attorney-in-fact....25

Section 9.    PAYMENT, TRANSFER AND CUSTODY.................................30

Section 10.   COMMITMENT Fee................................................30

Section 11.   REPRESENTATIONS...............................................31

Section 12.   COVENANTS.....................................................36

Section 13.   EVENTS OF DEFAULT.............................................42

Section 14.   REMEDIES......................................................45

Section 15.   INDEMNIFICATION AND EXPENSES; RECOURSE........................48

Section 16.   DUE DILIGENCE.................................................50

Section 17.   ASSIGNABILITY.................................................51

Section 18.   HYPOTHECATION OR PLEDGE OF PURCHASED ASSETS...................52

Section 19.   Establishment of ESCROW.......................................53

Section 20.   TAX TREATMENT.................................................53

Section 21.   Set-off.......................................................53

Section 22.   TERMINABILITY.................................................54

Section 23.   NOTICES AND OTHER COMMUNICATIONS..............................54

Section 24.   ENTIRE AGREEMENT; SEVERABILITY; Single Agreement..............54

Section 25.   GOVERNING LAW.................................................55

Section 26.   Submission To Jurisdiction; Waivers...........................55

Section 27.   NO WAIVERS, ETC...............................................56

Section 28.   NETTING.......................................................56

Section 29.   CONFIDENTIALITY...............................................56

Section 30.   Intent........................................................57

Section 31.   Disclosure Relating to Certain Federal Protections............57

Section 32.   AUTHORIZATIONS................................................58

Section 33.   MISCELLANEOUS.................................................58

Section 34.   Joint and Several OBLIGATIONS.................................59

                                EXHIBITS

SCHEDULE 1 Representations and Warranties re: Subject Securities underlying Equity Interests

SCHEDULE 2      RESERVED

SCHEDULE 3      RESERVED

SCHEDULE 4      Responsible Officers of the Sellers

SCHEDULE 5      Subject Securities

SCHEDULE 6      Asset Schedule

SCHEDULE 7      Existing Indebtedness

SCHEDULE 8      Major Broker Dealers



EXHIBIT A       Form of Opinion Letter

EXHIBIT B       Form of Control Agreement

EXHIBIT C       RESERVED

EXHIBIT D       Form of Direction Letter

EXHIBIT E       Form of Transaction Request

EXHIBIT F       Form of Asset Report

EXHIBIT G       Sellers' Letter

                              REPURCHASE AGREEMENT

     This is a REPURCHASE AGREEMENT, dated as of January 14, 2003, between CRIIMI NEWCO, LLC, a Delaware limited liability company (a "Seller"), CBO REIT II, INC., a Maryland corporation (a "Seller") and BEAR, STEARNS INTERNATIONAL LIMITED, a United Kingdom corporation (the "Buyer").

                                   Section 1.

                                  APPLICABILITY

     The parties hereto shall enter into a transaction in which each Seller agrees to transfer to Buyer certain Purchased Assets against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Sellers such Purchased Assets at a date certain after the Purchase Date, against the transfer of funds by the Sellers. The transaction shall be referred to herein as the "Transaction" and shall be governed by this Repurchase Agreement, unless otherwise agreed in writing.

                                   Section 2.

                                  DEFINITIONS

As used herein, the following terms shall have the following meanings (all terms defined in this Section 2 or in other provisions of this Repurchase Agreement in the singular to have the same meanings when used in the plural and vice versa):

     "Additional Assets" shall mean additional Subject Securities owned by either Seller or Cash Equivalents provided by either Seller to Buyer in satisfaction of the Seller's obligations under Section 4 of this Repurchase Agreement.

     "Affiliate" shall mean with respect to any Person, any "affiliate" of such Person, as such term is defined in the Bankruptcy Code.

     "Amortization Payment" shall have the meaning set forth in Section 5(b).

     "Authorized Representative" shall mean, for the purposes of this Repurchase Agreement only, an agent or Responsible Officer of each Seller listed on
Schedule 4 hereto, as such Schedule 4 may be amended from time to time.

     "Asset Schedule" shall mean with respect to the Transaction, the Asset Schedule attached as Schedule 6 hereto, which reflects the Purchased Assets transferred to Buyer from the Sellers in the Transaction hereunder, which schedule may be supplemented from time to time pursuant to Section 4 hereof.

     "Bank" shall mean SunTrust Banks, Inc., in its capacity as bank with respect to each Control Agreement.

     "Bankruptcy Code" shall mean the United States Bankruptcy Code of 1978, as amended from time to time.

     "Brascan  Investor"  shall mean Brascan Real Estate  Financial  Investments
LLC.

     "Brascan Lender" shall mean Brascan Real Estate Finance Fund, LP.


     "Brascan Loan Documents" shall mean loan and security documents for that certain subordinated lending arrangement by and between the Guarantor as borrower and Brascan Lender as lender.

     "Business Day" shall mean each day on which commercial banks in New York City and the New York Stock Exchange are open for business.

     "Buyer" shall mean Bear, Stearns International Limited, its successors in interest and assigns.

     "Capital Lease Obligations" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Repurchase Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

     "Cash Equivalents" shall mean (a) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of 90 days or less from the date of acquisition and overnight bank deposits of Buyer or of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of Buyer or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States
Government, or (d) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's.

     "CBO REIT II" shall mean CBO REIT II, Inc., a Maryland corporation.

     "CBO REIT II Purchased Stock" shall mean the shares of capital stock listed on the Asset Schedule, together with all stock certificates, options or rights arising out of such capital stock which may be issued or granted by CBO REIT II, as the issuer of the CBO REIT II Purchased Stock, to Newco or any successor corporation.

     "CDO" shall mean a collateralized debt obligation to be issued by a Seller (or an Affiliate) and structured and sold by the Buyer (or an Affiliate), collateralized with the

Transaction Assets or Subject Securities and generally without recourse to either Seller or any Affiliate thereof.

     "CDO  Engagement  Letter" shall mean that letter  agreement  referred to in
Section 3(a)(i)(E), entered into among Sellers and Buyer (or an Affiliate) with respect to the CDO.

     "CDO Trigger Event" shall mean the date that is ten (10) Business Days after the date the Buyer (or an Affiliate) notifies the Guarantor that Buyer has obtained an investment grade rating (i) from one or more Rating Agencies for CDO classes aggregating at least 95% of $300 million and (ii) for at least 95% of $150 million of the same CDO class(es) from at least two Rating Agencies. For purposes hereof "obtains a rating" shall mean the receipt by the Buyer of final rating levels from the applicable Rating Agencies, even if such final rating levels are communicated verbally (and not in writing) by an authorized agent of such Rating Agencies, and even if such final rating levels are subject to standard conditions such as documentation acceptable to such Rating Agencies, opinions and the like. If the Repurchase Date for all Purchased Assets shall have occurred on or prior to the date listed above (including, without limitation, as a result of the closing of a CDO), then no CDO Trigger Event shall be deemed to have occurred.

     "Change in Control" shall mean:

     (A) any transaction or event as a result of which any Person or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) (other than Brascan Investor) shall have acquired beneficial ownership of 35% or more of any outstanding class of control stock having ordinary voting power in the election of the directors of the Guarantor;

     (B) any transaction or event as a result of which Newco ceases to own (other than pursuant to this Repurchase Agreement), beneficially or of record, at least 100% of the common stock and 80% of the preferred stock of CBO REIT II;

     (C) any transaction or event as a result of which CBO REIT II ceases to own (other than pursuant to this Repurchase Agreement), beneficially or of record, 100% of the voting power and economic interest of CRIIMI CMBS;

     (D) any transaction or event as a result of which CBO REIT II ceases to own (other than pursuant to this Repurchase Agreement) beneficially or of record, 100% of the voting power and economic interest of CRIIMI QRS1;

     (E) any transaction or event as a result of which Guarantor ceases to own (other than Brascan Lender pursuant to its exercise of remedies under the Brascan Loan Documents and subject to the Intercreditor Agreement), beneficially or of record, 100% of the voting power and economic interest of Newco Member;

     (F) any transaction or event as a result of which Newco Member ceases to own (other than Brascan Lender pursuant to its exercise of remedies under the Brascan Loan Documents and subject to the Intercreditor Agreement), beneficially or of record, 100% of the voting power and economic interest of Newco;

     (G) the sale, transfer, or other disposition of all or substantially all of either Seller's or either REIT Subsidiary's assets (excluding any such action taken in connection with any securitization transaction); or

     (H) the consummation of a merger or consolidation of Guarantor or Newco with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's stock outstanding immediately after such merger, consolidation or such other reorganization is owned by persons who were not stockholders of Guarantor or Newco immediately prior to such merger, consolidation or other reorganization.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Collection Account" shall mean each account established by the Bank subject to a Control Agreement, into which, collectively, all Proceeds shall be deposited.

     "Contribution Agreement" shall mean a contribution agreement between the Sellers, as the same may be further amended, supplemented or otherwise modified in accordance with the terms thereof.

     "Control Agreement" shall mean a letter agreement among the related Seller or the related REIT Subsidiary, the Buyer, and the Bank substantially in the form of Exhibit B attached hereto, as the same may be further amended, supplemented or otherwise modified in accordance with the terms thereof.

     "Costs" shall have the meaning set forth in Section 15(a).

     "CRIIMI CMBS" shall mean CRIIMI MAE CMBS Corp., a Delaware corporation.

     "CRIIMI CMBS Purchased Stock" shall mean the shares of capital stock listed on Schedule 6 hereto, together with all stock certificates, options or rights arising out of such capital stock which may be issued or granted by CRIIMI CMBS, as the issuer of the CRIIMI CMBS Purchased Stock, to CBO REIT II or any successor corporation.

     "CRIIMI  QRS1" shall mean CRIIMI MAE QRS1,  Inc.,  a Delaware  corporation.

     "CRIIMI QRS1 Purchased Stock" shall mean the shares of capital stock listed on Schedule 6 hereto, together with all stock certificates, options or rights arising out of such capital stock which may be issued or granted by CRIIMI QRS1, as the issuer of the CRIIMI QRS1 Purchased Stock, to CBO REIT II or any successor corporation.

     "Custodial Agreement" shall mean that certain Custodial Agreement, dated as of the date hereof, among the Buyer, the Custodian and the REIT Subsidiaries, as the same may be further amended, supplemented or otherwise modified in accordance with the terms thereof.

     "Custodian" shall mean LaSalle Bank National Association, or any successor thereto.

     "Default" shall mean an event that with notice or lapse of time or both would become an Event of Default.

     "Direction Letter" shall mean an irrevocable direction letter to (i) CBO REIT II, executed by Newco, (ii) each REIT Subsidiary, executed by CBO REIT II, or (ii) the issuers or trustees, as the case may be, of the Subject Securities, executed by the related REIT Subsidiary or CBO REIT II, as applicable, substantially in the form of Exhibit D hereto.

     "Dollars" and "$" shall mean lawful money of the United States of America.

     "Due Diligence Review" shall mean the performance by Buyer of any or all of the reviews permitted under Section 16 hereof with respect to any or all of the Equity Interests or the related Subject Securities, as desired by the Buyer from time to time.

     "Equity Interest" shall mean, collectively, (a) the CBO REIT II Purchased Stock, (b) the CRIIMI CMBS Purchased Stock and (c) the CRIIMI QRS1 Purchased Stock.

     "ERISA" shall, with respect to any Person, mean the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor thereto, and the regulations promulgated and rulings issued thereunder.

     "Escrow Agreement" shall have the meaning set forth in Section 3(b)(iii) of this Repurchase Agreement.

     "Event of  Default"  shall have the  meaning  specified  in  Section  13.01 hereof.

     "Existing Indebtedness" shall mean the Indebtedness of the Guarantor disclosed on Schedule 7, which does not disclose all Indebtedness of the Guarantor.

     "Expenses" shall mean all present and future expenses incurred by or on behalf of the Buyer in connection with the negotiation, documentation or consummation and enforcement of transactions contemplated by this Repurchase Agreement or any of the other Repurchase Documents and any amendment, supplement or other modification or waiver related hereto or thereto, whether incurred heretofore or hereafter, which expenses shall include the cost of title, lien, judgment and other record searches; attorneys' fees; and costs of preparing and recording any UCC financing statements or other filings necessary to perfect the security interest created hereby.

     "Fitch" shall mean Fitch Ratings, Inc., or any successor thereto.

     "GAAP" shall mean generally accepted accounting principles in the United States of America, applied on a consistent basis and applied to both classification of items and amounts, and shall include, without limitation, the official interpretations thereof by the Financial Accounting Standards Board, its predecessors and successors.

     "Governmental Authority" shall mean the government of the United States of America or of any state, county, municipality or other political subdivision thereof or any governmental body, agency, authority, department or commission (including, without limitation, any taxing authority) or any instrumentality or officer of any of the foregoing (including, without limitation, any court or tribunal) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation, partnership or other entity directly or indirectly owned by or controlled by the foregoing.

     "Guarantee" shall mean, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms "Guarantee" and "Guaranteed" used as verbs shall have correlative meanings.

     "Guarantor" shall mean CRIIMI MAE Inc., a Maryland corporation, or any successor in interest under the Guaranty.

     "Guaranty" shall mean that certain Guaranty, dated as of the date hereof, by the Guarantor in favor of the Buyer, in form and substance acceptable to Buyer, as the same may be further amended, supplemented or otherwise modified in accordance with the terms thereof.

     "Indebtedness" shall mean, with respect to any Person, (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business, so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Capital Lease Obligations of such Person;
(f) obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements; (g) Indebtedness of others Guaranteed by such Person; (h) all capitalized obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; and (i) Indebtedness of general partnerships of which such Person is a general partner; provided, however, the foregoing (a)-(i) does not include payment obligations which are not personal recourse to such Person.

     "Insolvency Event" shall mean:

     (a)  that  Guarantor,   either  Seller  or  either  REIT  Subsidiary  shall
discontinue or abandon operation of its business; or

     (b) that Guarantor, either Seller or either REIT Subsidiary shall fail generally to, or admit in writing its inability to, pay its debts as they become due; or

     (c) a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of Guarantor, either Seller or either REIT Subsidiary in an involuntary case under any applicable bankruptcy, insolvency, liquidation, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of Guarantor, either Seller or either REIT Subsidiary, or for any substantial part of its property, or for the winding-up or liquidation of its affairs, and shall remain undismissed for more than sixty (60) days; or

     (d) the commencement by Guarantor, either Seller or either REIT Subsidiary of a voluntary case under any applicable bankruptcy, insolvency or other similar Law now or hereafter in effect, or either Seller's, Guarantor's or either REIT Subsidiary's consent to the entry of an order for relief in an involuntary case under any such Law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of Guarantor, either Seller or either REIT Subsidiary, or for any substantial part of its property, or any general assignment for the benefit of creditors; or

     (e) that Guarantor, either Seller or either REIT Subsidiary shall become insolvent within the meaning of section 101(32) of the Bankruptcy Code; or

     (f) if either Seller, Guarantor or either REIT Subsidiary is a corporation, Guarantor, such Seller or either REIT Subsidiary, or any of their Subsidiaries, shall take any corporate action in furtherance of, or the action of which would directly result in any of the actions set forth in the preceding clause (a),
(b), (c), (d) or (e).

     "Intercreditor Agreement" shall have the meaning set forth in Section 3(a)(i)(h) hereof, as the same may be further amended, supplemented or otherwise modified in accordance with the terms thereof.

     "Investment Agreement" shall mean that certain Investment Agreement, by and between Brascan Investor and the Guarantor, dated as of November 14, 2002, as amended on December 2, 2002 and as further amended on January 14, 2003, as the same may be further amended, supplemented or otherwise modified in accordance with the terms thereof.

     "Knowledge" shall mean, as it relates to either Seller or the Guarantor, the knowledge, after reasonable investigation, of any officer of Guarantor at the group vice president level or higher.

     "LIBOR Rate" shall mean the London interbank offered rate for one-month US Dollar deposits as quoted on Telerate Page 3750 at 8:30 a.m. eastern time. The LIBOR Rate will be reset on a monthly basis on the Reset Date based on the rate in effect two London Business Days prior to such Reset Date. If the LIBOR Rate is unavailable on Telerate Page 3750 (or such other page as may replace Page 3750) on such London Business Day, the Buyer shall determine the arithmetic mean of the offered quotations of four major banks in the London interbank market selected by Buyer and approved by Seller (the "Reference Banks") to leading banks in the London interbank market for one-month U.S. Dollar deposits in an amount determined by Buyer by reference to requests for quotations as of approximately 8:30 a.m. eastern standard time on the determination date made by the Buyer to the Reference Banks. If on such date at least two of the Reference Banks provide such quotations, the LIBOR Rate shall equal such arithmetic mean of such quotations. If on such date only one or none of the Reference Banks provide such quotations, the LIBOR Rate shall be deemed to be the arithmetic mean of the offered quotations that leading banks in The City of New York selected by Buyer and approved by the Sellers are quoting on such date for one-month U.S. Dollar deposits in an amount reasonably determined by Buyer to be representative of a single transaction in such market at such time by reference to the principal London offices of leading banks in the London interbank market; provided that if the LIBOR Rate cannot be determined in accordance with one of the foregoing procedures, the LIBOR Rate shall be the LIBOR Rate as determined on the previous determination date.

     "Lien" shall mean any lien, claim, charge, restriction, pledge, security interest, mortgage, deed of trust or other encumbrance.

     "London Business Day" shall mean, for purposes of the determination of the LIBOR Rate, any day on which dealings in deposits in U.S. Dollars are transacted in the London interbank market.

     "Margin Call" shall have the meaning specified in Section 4.

     "Margin Deficit" shall have the meaning specified in Section 4.

     "Market Value" shall mean with respect to any Purchased Asset as of any date, the market value of such Purchased Asset on such date as determined by Buyer (or an Affiliate thereof) in its sole good faith discretion (provided that, with respect to any Purchased Asset related to an Equity Interest, the Market Value of the Subject Securities owned by the issuer of the Equity Interest shall be taken into account in making such determination). The Buyer's determination of Market Value shall be conclusive absent manifest error; provided, that there shall be no discount applied to Purchased Assets consisting of cash. Without limiting the generality of the foregoing, the Market Value shall be deemed zero for (a) each Subject Security which fails to comply with the representations and warranties set forth on Schedule 1 hereto (other than clauses (h), (i), (j), (l), (n) and (k) thereof) or (b) any Purchased Asset which fails to comply with the representations and warranties set forth in
Section 11(h).

     "Market Value Trigger Event" shall mean, as of any date of determination, the aggregate outstanding Purchase Price exceeds 85% of the aggregate Market Value of the Purchased Assets.

     "Material Adverse Effect" shall mean a material adverse effect on (a) the Property, business, operations, financial condition of either Seller or either REIT Subsidiary,

(b) the ability of either Seller or either REIT Subsidiary to perform its obligations under any of the Repurchase Documents to which it is a party, (c) the validity or enforceability of any of the Repurchase Documents or (d) the rights and remedies of the Buyer or any Affiliate under any of the Repurchase Documents.

     "Moody's" shall mean Moody's Investor's Service, Inc. or any successors thereto.

     "Net Income" shall mean, for any Person for any period, the net income of such Person for such period as determined in accordance with GAAP.

     "Newco" shall mean CRIIMI Newco, LLC, a Delaware limited liability company.

     "Newco Member" shall mean CRIIMI Newco Member, Inc., a Maryland corporation and the sole member of Newco.

     "Nomura Securities" shall have the meaning set forth on Schedule 5 hereto.

     "Non-Excluded Taxes" shall have the meaning set forth in Section 7(a) hereof.

     "Obligations" shall mean any amounts due and payable by the Sellers to Buyer in connection with the Transaction hereunder (including interest which would be payable as post-petition interest in connection with any bankruptcy or similar proceeding), and all other fees or expenses which are payable hereunder or under any of the Repurchase Documents.

     "Other Taxes" shall have the meaning set forth in Section 7(b) hereof.

     "Payment Date" shall mean the fifth calendar day of each month, or if such date is not a Business Day, the next succeeding Business Day.

     "Periodic Advance  Repurchase  Payment" shall have the meaning specified in
Section 5(a).

     "Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated association or government (or any agency, instrumentality or political subdivision thereof).

     "Post-Default Rate" shall mean a rate equal to the sum of (a) the Pricing Rate plus (b) three percent (3.00%).

     "Price Differential" shall mean, as of any date (the "Date of Determination"), the aggregate amount obtained by daily application of the Pricing Rate (or, during the continuation of an Event of Default, by daily application of the Post-Default Rate) for the Transaction to the then outstanding Purchase Price for the Transaction on a 360 day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date for the Transaction and ending on (but excluding) the Date of Determination (reduced by any amount of such Price Differential previously paid by Sellers to Buyer with respect to the Transaction).

     "Pricing Rate" shall mean,

     (a) prior to the CDO  Trigger  Event,  a rate per annum equal to the sum of
(i) the LIBOR  Rate  plus (ii)  3.0%;  and

     (b) after the occurrence of the CDO Trigger Event, a rate per annum equal to the sum of (i) the LIBOR Rate plus (ii) 4.0%.

     "Proceeds" shall mean, with respect to any property (whether real, personal or mixed, and whether tangible or intangible), "proceeds" (as defined in Section 9-102(a)(64) of the Uniform Commercial Code) including without limitation whatever is received upon the sale, exchange, collection, or other disposition of such property or any Proceeds thereof, including without limitation (i) insurance payable by reason of loss or damage to such property (except to the extent payable to a Person other than the owner of such property), (ii) in the case of any "investment property" (as defined in the Uniform Commercial Code), any payments or distributions, whether of principal, interest or otherwise, cash dividends, stock dividends, securities received in exchange therefore, and liquidation distributions in respect of such property, (iii) all accounts receivable arising out of such Equity Interests, (iv) all general intangibles arising out of such Equity Interests, (v) any and all contractual rights of the related Seller under any revenue sharing or similar agreement relating to the Equity Interests to receive all or any portion of the revenues or profits of CBO REIT II, CRIIMI CMBS or CRIIMI QRS1, as applicable.

     "Property" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

     "Purchase Date" shall mean the date on which Purchased Assets are transferred by the Sellers to the Buyer or its designee.

     "Purchase Price" shall mean,

     (a) on the Purchase Date, the price at which the Purchased Assets are transferred by the Sellers to Buyer as stated on the related Transaction Request (and confirmed by the Buyer) which in no event shall exceed $300,000,000; and

     (b) thereafter, except where Buyer and Sellers agree otherwise, such Purchase Price decreased by the amount of any cash, Proceeds and Amortization Payments actually received by Buyer pursuant to Sections 5 and applied to reduce Sellers' obligations under Section 3(d) hereof.

     "Purchased Assets" shall mean the Equity Interests and Subject Securities sold by a Seller to Buyer in the Transaction, as listed on the Asset Schedule, and any Additional Assets transferred to Buyer by either Seller pursuant to
Section 4 hereof.

     "Qualified REIT Subsidiary" shall mean a "qualified REIT subsidiary", as defined in section 856(i)(2) of the Code.

     "Rating Agency" shall mean any of S&P, Moody's or Fitch.

     "Records" shall mean all instruments, agreements and other books, records, and reports and data generated by other media for the storage of information maintained by a Seller or any other Person with respect to a Purchased Asset. Records shall include any other instruments necessary to document a Purchased Asset.

     "Regulations T, U and X" shall mean Regulations T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

     "REIT" shall mean a "real estate investment trust", as defined in section 856 of the Code.

     "REIT Subsidiaries" shall mean, collectively, CRIIMI CMBS and CRIIMI QRS1.

     "Relevant System" shall mean (a) The Depository Trust Corporation in New York, New York, or (b) such other applicable clearing organization or book-entry system located in the United States, in either case based upon the system pursuant to which the related Subject Securities may be held in book-entry form.

     "Repurchase Agreement" shall mean this Repurchase Agreement between Buyer and the Sellers, dated as of the date hereof as the same may be further amended, supplemented or otherwise modified in accordance with the terms hereof.

     "Repurchase Date" shall mean the date on which the Sellers are to repurchase the Purchased Assets subject to the Transaction from Buyer as specified in the related Transaction Request, or if not so specified on a date requested pursuant to Section 3(c) or on the Termination Date, including any date determined by application of the provisions of Sections 3 or 14.

     "Repurchase Documents" shall mean this Repurchase Agreement, the Subsidiary Agreement, the CDO Engagement Letter, the Intercreditor Agreement, the Guaranty and each Control Agreement.

     "Repurchase Price" shall mean the price at which Purchased Assets are to be transferred from Buyer or its designee to the Sellers upon termination of the Transaction, which will be determined as the sum of the then outstanding Purchase Price and the unpaid Price Differential as of the date of such determination.

     "Requirement of Law" shall mean as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Reset Date" shall mean the date on which the LIBOR Rate is reset with respect to the Transaction, which date shall be the Payment Date of each month.

     "Responsible Officer" shall mean an officer of each Seller or Buyer (as the case may be) listed on Schedule 4 hereto, as such Schedule 4 may be amended from time to time.

     "S&P" shall mean Standard & Poor's Ratings Services, or any successor thereto.

     "Securitization Document" shall mean, as the context may require, the pooling and servicing agreement, trust indenture, trust agreement, owner trust agreement, deposit trust agreement, master servicing agreement and/or special servicing agreement for a securitization transaction resulting in the issuance of one or more Subject Securities.

     "Seller" shall mean each of Newco and CBO REIT II, or any successor in interest thereto.

     "Subject Security" shall mean, collectively, the commercial mortgage-backed securities and/or owner trust certificates identified on Schedule 5 to this Repurchase Agreement together with all certificates, options or rights arising out of such commercial mortgage-backed securities and/or owner trust certificates which may be issued by the issuer thereof, and any Additional Assets acquired by either Seller or either REIT Subsidiary from time to time.

     "Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

     "Subsidiary  Agreement" shall mean the subsidiary  agreement  between Buyer
and  each  related  REIT  Subsidiary  as  the  same  may  be  further   amended,
supplemented or otherwise modified in accordance with the terms thereof.

     "Taxes" shall have the meaning set forth in Section 7(a) hereof.

     "Termination Date" shall mean the date which is three years from the date hereof, which shall be January 13, 2006.

     "Transaction" shall have the meaning specified in Section 1.

     "Transaction Assets" shall have the meaning provided in Section 8 hereof.

     "Transaction Request" shall mean a request from the Seller to Buyer to enter into the Transaction in the form of Exhibit E hereto.

     "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Transaction Assets or the continuation, renewal or enforcement thereof is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

                                    Section 3.

                             INITIATION; TERMINATION

     (a) Conditions Precedent to Transaction. Upon satisfaction of the conditions set forth in this Section 3(a), the Buyer shall enter into the Transaction with the Sellers. Buyer's obligation to enter into the Transaction is subject to the satisfaction of the following conditions precedent, both immediately prior to entering into the Transaction and also after giving effect thereto to the intended use thereof:

     (i) The following Repurchase Documents delivered to the Buyer, each of which shall be satisfactory to Buyer and its counsel in form and substance:

     (A) Repurchase Agreement. This Repurchase Agreement, duly executed by the Sellers and the Buyer.

     (B) Control Agreement. Each Control Agreement, duly executed by the Bank, the Buyer and the related Seller or REIT Subsidiary, as applicable.

     (C) Contribution Agreement. A Contribution Agreement, duly executed by each Seller.

     (D) Subsidiary Agreement. The Subsidiary Agreement, duly executed by each REIT Subsidiary.

     (E) CDO Engagement. A CDO engagement letter, duly executed by the Buyer and the Guarantor.

     (F) Direction Letters. (1) A Direction Letter, duly executed by Newco, as a shareholder, instructing CBO REIT II to deliver payments on the Subject
Securities owned by it to the related Collection Account, (2) a Direction Letter, duly executed by CBO REIT II, as sole shareholder, instructing each REIT Subsidiary to deliver any payments on the Subject Securities owned by it to the related Collection Account and (3) a Direction Letter, executed by each REIT Subsidiary or CBO REIT II, as applicable, directing each trustee and/or issuer under each Subject Security owned by each REIT Subsidiary or CBO REIT II, as applicable, to deliver any payments on the Subject Securities as applicable, to the related Collection Account.

     (G) Guaranty. A Guaranty, duly executed by the Guarantor.

     (H) Intercreditor Agreement. An Intercreditor and Subordination Agreement, in form and substance acceptable to the Buyer, duly executed by the Buyer and Brascan Lender.

     (ii) Opinions of Counsel.

     (A) An opinion or opinions of outside counsel to the Sellers, substantially in the form of Exhibit A or otherwise acceptable to the Buyer in its sole discretion.

     (B) An opinion or opinions  of outside  counsel to the Sellers and the REIT
Subsidiaries   relating  to  corporate  matters  and  enforceability  under  the
Subsidiary Agreements acceptable to the Buyer in its sole discretion.

     (C) An opinion or opinions of outside counsel to the Guarantor relating to corporate matters and enforceability of the Guaranty acceptable to the Buyer in its sole discretion.

     (D) An opinion or opinions of outside counsel to the Sellers and the Guarantor, in form and substance satisfactory to the Buyer, that each of the Guarantor and CBO REIT II is and has been at all times since its incorporation a REIT within the meaning of section 856 of the Code, and each REIT Subsidiary is and has been at all times since its incorporation a Qualified REIT Subsidiary acceptable to the Buyer in its sole discretion.

     (iii) Guarantor's Organizational Documents. A certificate of corporate existence of Guarantor delivered to Buyer prior to the Purchase Date (or if unavailable, as soon as available thereafter) and certified copies of the charter and by-laws (or equivalent documents) of Guarantor and of all corporate or other authority for Guarantor with respect to the execution, delivery and performance of the Repurchase Documents and each other document to be delivered by the Guarantor from time to time in connection herewith.

     (iv) Sellers' Organizational Documents. A certificate of corporate or limited liability company existence (as the case may be) of each Seller delivered to Buyer prior to the Purchase Date (or if unavailable, as soon as available thereafter) and certified copies of the charter and by-laws (or equivalent documents) of each Seller and of all corporate or other authority for each Seller with respect to the execution, delivery and performance of the Repurchase Documents and each other document to be delivered by each Seller from time to time in connection herewith, including without limitation, evidence, in form and substance acceptable to the Buyer, that each Seller's Certificate of Formation or Articles of Incorporation, as the case may be, (a) restrict the activities of each Seller in accordance with the restrictions set forth in
Section 12(t) of the Repurchase Agreement;  (b) require an independent director;
(c) reduce each Seller's authorization to issue stock to the amount currently outstanding in each class as set forth in Section 11(h)(vi) hereof; and (d) restrict the Seller's ability to take any action in contravention of this Repurchase Agreement; and with respect to CBO REIT II, CBO REIT II's Articles of Incorporation (a) insure that the existing "Holder" limit does not apply to Buyer or any assignee (so long as any such assignee is not an individual, and subject to not causing CBO REIT II to violate Section 856(a)(6) of the Code);
(b) remove the ability of the board of directors to determine that CBO REIT II shall no longer qualify as a REIT; (c) eliminate the call right for CBO REIT II's preferred stock until all Obligations have been paid by Sellers hereunder and this Transaction has been terminated; and (d) provide that upon the occurrence and continuance of an Event of Default hereunder, replacements for any resigned or removed directors shall be appointed by CBO REIT II's shareholders.

     (v) REIT Subsidiary's Organizational Documents. A certificate of corporate existence of each REIT Subsidiary delivered to Buyer prior to the Purchase Date (or if unavailable, as soon as available thereafter) and certified copies of the charter and by-laws (or equivalent documents) of each REIT Subsidiary and of all corporate or other authority for each REIT Subsidiary with respect to the execution, delivery and performance of the Repurchase Documents and each other document to be delivered by each REIT Subsidiary from time to time in connection herewith; including without limitation, evidence, in form and substance acceptable to the Buyer, of an amendment to each REIT Subsidiary's Certificate of Incorporation to (a) restrict the activities of each REIT Subsidiary in accordance with the restrictions set forth in each Subsidiary Agreement; (b) require an independent director; (c) reduce each REIT Subsidiary's authorization to issue stock to the amount currently outstanding in each class as set forth in
Section 11(h)(vi) hereof; and (d) restrict each REIT Subsidiary's ability to take any action in contravention of this Repurchase Agreement or the Subsidiary Agreement.

     (vi) Good Standing. A certified copy of a good standing certificate of Guarantor, each Seller and each REIT Subsidiary, dated as of no earlier than the date 10 Business Days prior to the date hereof.

     (vii) Warrant. Evidence, in form and substance satisfactory to the Buyer, that the warrant for 98 shares of Series A Preferred Stock issued to Merrill Lynch International has been surrendered, cancelled or has expired without exercise thereof.

     (viii) Security Interest. Evidence that all other actions necessary or, in the opinion of Buyer, desirable to perfect and protect Buyer's interest in the Purchased Assets, the Subject Securities that are Transaction Assets and other Transaction Assets have been taken, including, without limitation, UCC searches and duly authorized and filed Uniform Commercial Code financing statements on Form UCC-1.

     (ix) Insurance. Evidence that Guarantor has added Buyer as an additional insured under the Guarantor's errors and omissions insurance.

     (x) Purchased Assets. Receipt by Buyer or its designee of all security certificates (as defined in the Uniform Commercial Code) representing the Equity Interests, together with all executed instruments of transfer necessary to evidence that each such Equity Interest has been registered in the name of the Buyer, and (B) an instruction and acknowledgment of CBO REIT II or such REIT Subsidiary, as applicable.

     (xi) Transfer of Subject Securities. No later than the requested Purchase Date, the steps set forth in Section 8(e) and the Subsidiary Agreement have been taken with respect to the relevant Subject Security.

     (xii) Other Documents. Buyer shall have received such other documents as Buyer may reasonably request, in form and substance reasonably acceptable to Buyer.

     (xiii) Due Diligence Review. Without limiting the generality of Section 16 hereof, Buyer shall have completed, to its satisfaction, its due diligence review of the related Equity Interests, Subject Securities, the Guarantor, each REIT Subsidiary and each Seller.

     (xiv) No Default. No Default or Event of Default shall have occurred and be continuing under the Repurchase Documents.

     (xv) Representations and Warranties. Both immediately prior to the Transaction and also after giving effect thereto, the representations and warranties made by each Seller in Section 11 hereof, shall be true, correct and complete on and as of the Purchase Date in all material respects with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

     (xvi) Transaction Request. On or prior to the Purchase Date, the Sellers shall have delivered to the Buyer a Transaction Request.

     (xvii) Fees and Expenses. The Buyer shall have received all fees and expenses of counsel to the Buyer as contemplated by Sections 10 and 15(d) which amounts, at the Buyer's option, may be withheld from the proceeds remitted by Buyer to the Sellers pursuant to the Transaction hereunder.

     (xviii) No Material Adverse Change. As of the date hereof, none of the following shall have occurred and/or be continuing:

     (A) an event or events shall have occurred in the good faith determination of the Buyer resulting in the effective absence of a "repo market" or comparable "lending market" for financing debt obligations secured by securities or an event or events shall have occurred resulting in the Buyer not being able to finance Purchased Assets through the "repo market" or "lending market" with traditional counterparties at rates which would have been reasonable prior to the occurrence of such event or events; or

     (B) an event or events shall have occurred resulting in the effective absence of a "securities market" for securities backed by commercial loans or an event or events shall have occurred resulting in Buyer not being able to sell securities backed by commercial loans at prices which would have been reasonable prior to such event or events;

     (C) Bear Stearns & Co.'s corporate bond rating as calculated by S&P or Moody's has been lowered or downgraded to a rating below its rating as of the date hereof by S&P or Moody's or is on watch for a downgrade;

     (D) a suspension or material limitation in trading in securities generally on the New York Stock Exchange;

     (E) a general moratorium on commercial banking activities declared by either Federal or New York State governments, regulators or self regulatory organizations, or a material disruption in commercial banking or securities settlement or clearance services in the United States;

     (F) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or the occurrence of any other calamity or crisis;

     (G) any change in national or international financial, political or economic conditions if the effect of any such event specified in clause (F) or
(G) in the sole judgment of Buyer makes it impracticable or inadvisable to proceed with the Transaction on the terms and in the manner contemplated in this Repurchase Agreement.

     (xix) Commitment Fee. On or prior to the Purchase Date, the Buyer shall have received the commitment fee from the Sellers pursuant to Section 10 hereof.

     (xx) Brascan Confirmation. The Buyer shall have received satisfactory evidence of the consummation of the transactions contemplated in the Investment Agreement as determined by Buyer in its sole discretion.

     (xxi) Brascan Loan Documents. The Buyer shall have reviewed and approved in its sole discretion the Brascan Loan Documents; provided, that the Buyer has reasonably approved a first Lien on the equity of Newco and Newco Member subject to the Intercreditor Agreement.

     (xxii) Evidence of Contribution. The Buyer shall have received evidence of the following events, which shall be in form and substance satisfactory to the
Buyer:  (i) the liquidation  and/or  dissolution of CBO REIT, Inc. ("CBO REIT"),
(ii) the payment by CBO REIT to its preferred shareholders of its liquidation value plus any accrued, unpaid dividends, (iii) the distribution by CBO REIT to the Guarantor (as the common shareholder) of all assets and liabilities, (iv) the contribution of such assets and liabilities by Guarantor to Newco Member,
(v) the contribution of such assets and liabilities by Newco Member to Newco and
(vi) the contribution of such assets and liabilities by Newco to CBO REIT II.

     (xxiii) Use of Net Proceeds. Written evidence, satisfactory to the Buyer, that the Guarantor will cause the Sellers to use the net proceeds of the Transaction, immediately following the Purchase Date (subject to the terms and conditions of the Escrow Agreement), to fully redeem and retire or defease the Existing Indebtedness.

     The execution of this Repurchase Agreement by the Sellers and the Buyer shall constitute a certification or acknowledgement and agreement (as the case may be) by each Seller and Buyer that the conditions set forth in clauses (i) (other than with respect to the documents delivered by the REIT Subsidiaries), (ii), (iii), (iv), (vi), (vii), (ix),
(xii), (xiii), (xviii) and (xxi) have been satisfied as of the date of the Repurchase Agreement, subject to the terms of a post-closing agreement between the parties. The Transaction Request delivered by the Sellers hereunder shall constitute a certification by the Sellers that all remaining conditions set forth in this Section 3(a) (other than acceptability or satisfaction to Buyer, where and as applicable) have been satisfied as of the Purchase Date, and Buyer's execution of the "Certificate Authorizing Release" (as defined in the Escrow Agreement) shall constitute Buyer's acknowledgement and agreement that all remaining conditions set forth in this Section 3(a) (other than clause (xv) hereof) have been satisfied as of the Purchase Date; provided that if subsequent to the Buyer depositing the Purchase Price in escrow under the Escrow Agreement, the Buyer determines in good faith that any condition has not been satisfied, the Sellers shall use good faith efforts to satisfy such condition. The preceding provisions shall not be a waiver of any representation, warranty or covenant set forth in this Repurchase Agreement.

     (b) Initiation.

     (i) The Sellers shall deliver a Transaction Request to the Buyer on or prior to the date and time set forth in Section 3(a)(xvi) prior to entering into the Transaction.

     (ii) The Repurchase Date for the Transaction shall not be later than the Termination Date.

     (iii) Subject to the provisions of this Section 3, the Purchase Price will then be made available to the Sellers pursuant to the terms of that certain Escrow Agreement, dated as of the date hereof, by and among the Buyer, Guarantor, Brascan Investor and LaSalle Bank, National Association, as escrow agent (the "Escrow Agreement").

     (iv) Within a reasonable time subsequent to the Purchase Date, the Buyer shall deliver a purchase confirmation to the Sellers, confirming the terms of the Transaction.

     (c) Repurchase.

     (i) The Sellers may repurchase all of the Purchased Assets (but not a portion thereof) without penalty or premium on any date (subject to the provisions below). The Repurchase Price payable for the repurchase of any such Purchased Assets shall be reduced as provided in Section 5(e). If the Sellers intend to make such a repurchase, the Sellers shall give five (5) Business Days' prior written notice thereof to the Buyer (such intended Repurchase Date, the "Early Repurchase Date"); provided, however, at any time prior to two (2) Business Days prior to the Early Repurchase Date, the Sellers may give written notice to the Buyer of their decision to extend the Repurchase Date to a date certain, which shall be a Business Day, no more than thirty (30) calendar days from the date of such notice. If such notice is given to extend the Early Repurchase Date as provided herein, the Sellers shall pay to the Buyer any amount required to compensate such Buyer for any additional losses, costs or expenses which it may reasonably incur as a result of such failure to repurchase on the Early Repurchase Date, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Buyer to fund or maintain the

Transaction. If the notice described above is given, the outstanding Purchase Price shall be due and payable on the Early Repurchase Date as extended in accordance with the requirements of this section, and, on receipt, such amount shall be applied to the Repurchase Price for the designated Purchased Assets. If the Purchased Assets are repurchased on any date other than the Reset Date, the Sellers shall pay to the Buyer any amount required to compensate such Buyer for any additional losses, costs or expenses which it may reasonably incur as a result of such repurchase, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Buyer to fund or maintain the Transaction. Upon the Sellers' request, the Buyer shall disclose the basis for determining such additional amounts. Buyer's determination of any amounts due hereunder shall be conclusive absent manifest error.

     (ii) On the Repurchase Date, termination of the Transaction will be effected by reassignment to the Sellers or their designee (including, without limitation, in connection with the issuance of a CDO) of the Purchased Assets (and any Proceeds in respect thereof received by Buyer not previously credited or transferred to, or applied to the obligations of, the Sellers pursuant to
Section 5) against the simultaneous transfer of the Repurchase Price to an account of Buyer or its designee.

     (d) Buydown. At any time and from time to time during the term of this Repurchase Agreement, the Sellers may remit funds ("Buydown Amount") to the Buyer to reduce the Repurchase Price without a corresponding repurchase of Purchased Assets. The Buyer shall apply the Buydown Amount to the Repurchase Price on the same Business Day provided Buyer receives the Buydown Amount by 3:00 p.m. New York City time; provided that, all other fees and expenses owing to the Buyer hereunder shall have been paid prior to the reduction of the Repurchase Price. The Buyer shall notify the Sellers within two (2) Business Days after the date the Buyer receives any Buydown Amount if any amount remitted as a Buydown Amount is not applied to reduce the Repurchase Price.

                                   Section 4.

                            MARGIN AMOUNT MAINTENANCE

     (a) The Buyer shall determine the Market Value of the Purchased Assets at such intervals as determined by the Buyer in its sole discretion.

     (b) If at any time a Market Value Trigger Event has occurred and is continuing (a "Margin Deficit"), then Buyer may by written notice to the Sellers (as such notice is more particularly set forth below, a "Margin Call"), require Sellers to transfer to Buyer or Buyer's designee cash, Cash Equivalents or Subject Securities approved by the Buyer in its sole discretion ("Additional Assets") so that the Purchase Price then outstanding will be less than or equal to 80% of aggregate Market Value of all Purchased Assets, including any such Additional Assets. If Buyer delivers a Margin Call to the Sellers on any Business Day, then the Seller shall transfer Additional Assets to Buyer no later than the time of delivery of such Margin Call on the next Business Day. Any cash transferred to the Buyer in response to a Margin Call shall be credited to the Purchase Price on the date of payment.

     (c) Buyer's election, in its sole and absolute discretion, not to make a Margin Call at any time there is a Margin Deficit shall not in any way limit or impair its right to make a Margin Call at any time a Margin Deficit exists.

     (d) If, at any time prior to the occurrence of a CDO Trigger Event, the aggregate outstanding Purchase Price is less than 80% of the Market Value of the Purchased Assets (a "Margin Excess"), then the Sellers may by notice to the Buyer require Buyer, in Buyer's sole discretion, transfer to either Seller, as applicable, previously delivered Additional Assets pursuant to Section 4(b) above, provided that the aggregate outstanding Purchase Price, after deduction of any such Additional Assets so transferred, will thereupon not exceed 80% of Market Value of the Purchased Assets. For the avoidance of doubt, only Additional Assets delivered to Buyer to satisfy a Margin Call under Section 4(b) (such assets, "Margin Call Assets") may be released by Buyer to satisfy a Margin Excess, and if the Buyer has no Margin Call Assets, the Buyer shall have no obligation to take any action in respect of a Margin Excess hereunder.

                                   Section 5.

                               PAYMENTS; PROCEEDS

     (a) The Sellers shall pay to Buyer the accreted value of the Price Differential (each such payment, a "Periodic Advance Repurchase Payment") on each Payment Date. Notwithstanding the preceding sentence, if the Sellers fail to make all or part of the Periodic Advance Repurchase Payment by 5:00 p.m. (New York time) on any Payment Date, the Pricing Rate shall be equal to the Post-Default Rate until the Periodic Advance Repurchase Payment is received in full by Buyer; provided, that any payment in full of the Periodic Advance Repurchase Payment following an Event of Default shall not be deemed a cure thereof for any purpose hereunder.

     (b) The Sellers shall pay to Buyer, on the first Payment Date of each calendar quarter, an amount (any such payment, an "Amortization Payment"), which in each case shall be calculated by the Buyer (which calculation shall be binding absent manifest error) equal to (i) prior to the occurrence of the earlier of (x) a CDO Trigger Event or (y) one year following the Purchase Date, a quarterly amortization payment equal to 1/240th of the original principal balance of the Purchase Price or (ii) upon the occurrence of the earlier of (x) a CDO Trigger Event or (y) one year following the Purchase Date, a quarterly amortization payment equal to 1/160th of the original principal balance of the Purchase Price.

     (c) The Sellers shall deposit or cause the related REIT Subsidiary to deposit for Sellers' account, all income, including without limitation, all Proceeds received by or on behalf of the Sellers or the REIT Subsidiaries with respect to the Purchased Assets and the Subject Securities in a deposit account (the title of which shall indicate that the funds are in the name of the related Seller or the related REIT Subsidiary) (each such account, a "Collection
Account") with a financial institution acceptable to Buyer and subject to a Control Agreement. All such Proceeds shall not be commingled with other property of the Sellers or any Affiliate of the Sellers except as expressly permitted above.

     (d) Each Seller, as applicable, shall deliver or cause each REIT Subsidiary to deliver, on or prior to the Purchase Date, a Direction Letter to the Buyer with respect to each issuer of the Subject Securities, which shall direct such issuer to deposit directly all Proceeds received with respect to any of the Subject Securities into the related Collection Account. The Buyer shall deposit any Proceeds received with respect to any of the Subject Securities into the related Collection Account.

     (e) All such amounts shall be withdrawn from the related Collection Account on each Payment Date and remitted by the related Seller or REIT Subsidiary as follows:

     (i) First, to the Buyer in payment of any accrued and unpaid Price Differential;

     (ii) Second, without limiting the rights of Buyer under Section 4 of this Repurchase Agreement, in the amount of any unpaid Margin Deficit;

     (iii) Third, to the Buyer in payment of any Amortization Payment then due; and

     (iv) Fourth, to pay costs and fees payable by CBO REIT II or either REIT Subsidiary under the Securitization Documents to trustees, Rating Agencies or any other Person (other than an Affiliate of the Sellers) specified under the Securitization Documents;

     (v) Fifth, to CBO REIT II for payment of annual cash dividends by CBO REIT II to the holders of its Series A Preferred Stock pursuant to the Articles of Incorporation of CBO REIT II as in effect on the Purchase Date; provided that CBO REIT II may only make such payments (a) pursuant to this paragraph and (b) during a month in which a quarterly Amortization Payment is due; and

     (vi) Sixth, to the Sellers.

     (f) Notwithstanding the preceding provisions, if an Event of Default has occurred, all funds in the Collection Account shall be withdrawn and applied as determined by the Buyer in its sole discretion.

                                   Section 6.

                               REQUIREMENTS OF LAW

     (a) If any Requirement of Law (other than with respect to any amendment made to the Buyer's certificate of incorporation and by-laws or other organizational or governing documents) or any change in the interpretation or application thereof or compliance by the Buyer with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

     (i) shall subject the Buyer to any tax of any kind whatsoever with respect to this Repurchase Agreement or the Transaction (excluding net income taxes, branch profits taxes, franchise taxes or similar taxes imposed on the Buyer as a result of any present or former connection between the Buyer and the United States, other than any such connection arising solely from the Buyer having executed, delivered or performed its obligations or received a payment under, or enforced, this Repurchase Agreement) or change the basis of taxation of payments to the Buyer in respect thereof;

     (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, or other extensions of credit by, or any other acquisition of funds by, any office of the Buyer which is not otherwise included in the determination of the LIBOR Rate hereunder;

     (iii) shall impose on the Buyer any other condition;

and the result of any of the foregoing is to increase the cost to the Buyer, by an amount which the Buyer deems to be material, of entering, continuing or maintaining the Transaction or to reduce any amount due or owing hereunder in respect thereof, then, in any such case, the Sellers shall promptly pay the Buyer such additional amount or amounts as calculated by the Buyer in good faith as will compensate the Buyer for such increased cost or reduced amount receivable.

     (b) If the Buyer shall have determined that the adoption of or any change in any Requirement of Law (other than with respect to any amendment made to the Buyer's certificate of incorporation and by-laws or other organizational or governing documents) regarding capital adequacy or in the interpretation or application thereof or compliance by the Buyer or any corporation controlling the Buyer with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on the Buyer's or such corporation's capital as a consequence of its obligations hereunder to a level below that which the Buyer or such corporation could have achieved but for such adoption, change or compliance (taking into consideration the Buyer's or such corporation's policies with respect to capital adequacy) by an amount deemed by the Buyer to be material, then from time to time, the Sellers shall promptly pay to the Buyer such additional amount or amounts as will compensate the Buyer for such reduction.

     (c) If the Buyer becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly provide the Sellers with notice of the event by reason of which it has become so entitled and a good faith explanation of any amounts due hereunder. A certificate as to any additional amounts payable pursuant to this Section submitted by the Buyer to the Sellers shall be conclusive in the absence of manifest error.

     (d) No amount shall be payable by either Seller under this Section 6 with respect to any period in excess of ninety (90) days prior to the date of demand by the Buyer unless the effect of a change in the interpretation or application of the Requirement of Law is retroactive by its terms to a period prior to the date of the change in interpretation or application of the Requirement of Law, in which case any additional amount or amounts shall be payable for the retroactive period but only if the Buyer provides its written demand not later than ninety (90) days after the change in the interpretation or application of the Requirement of Law.

                                    Section 7.

                                      TAXES

     (a) All payments made by any Seller or Guarantor (including any amounts paid to Buyer in respect of the Purchased Assets or the Subject Securities) under this Repurchase Agreement or any Repurchase Document shall be made free and clear of, and without deduction or withholding for, or on account of, any present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities (including penalties, interest and additions to tax) with respect thereto imposed by any Governmental Authority thereof or therein ("Taxes"), excluding income taxes, branch profits taxes, franchise taxes or similar taxes imposed on the Buyer as a result of any present or former connection between the Buyer and the United States, other than any such connection arising solely from the Buyer having executed, delivered or performed its obligations or received a payment under, or enforced, this Repurchase Agreement (all such nonexcluded Taxes, "Non-Excluded Taxes"). If either Seller or any issuer of a Purchased Asset or Subject Security shall be required to deduct or withhold any Taxes from or in respect of any amount payable hereunder,
(i) such Seller or issuer shall make such deductions or withholdings, (ii) such Seller shall or shall cause such issuer to pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law, and (iii) with respect to any Non-Excluded Taxes, the amount payable shall be increased by an amount (the "additional amount") necessary so that the Buyer shall receive a net amount equal to the amount it would have received had no such deductions or withholdings in respect of Non-Excluded Taxes been made; provided that Buyer is a resident of the United States or the United Kingdom.

     (b) In addition, each Seller agrees to pay or cause the issuers of each of the Purchased Assets and Subject Securities (other than the Nomura Securities) to pay to the relevant Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (including, without limitation, mortgage recording taxes, transfer taxes and similar fees) imposed by the United States or any taxing authority thereof or therein that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Repurchase Agreement ("Other Taxes").

     (c) Each Seller will indemnify the Buyer for the full amount of Non-Excluded Taxes (including additional amounts with respect thereto) and Other Taxes paid by the Buyer (for avoidance of doubt, on a joint and several basis), provided that the Buyer shall have provided the Sellers with evidence, reasonably satisfactory to the Sellers, of payment of Non-Excluded Taxes or Other Taxes, as the case may be.

     (d) As soon as practicable after the date of any payment of Taxes or Other Taxes by the Sellers or the issuer of any Purchased Asset or Subject Security (other than the Nomura Securities) to the relevant Governmental Authority, the Sellers will deliver, or shall cause the issuer of the Purchased Asset or Subject Security to deliver, to the Buyer the original or a certified copy of the receipt issued by such Governmental Authority evidencing payment thereof.

     (e) Without prejudice to the survival of any other agreement of the Sellers hereunder, the agreements and obligations of the Seller contained in this
Section  7  shall  survive
     the termination of this Repurchase Agreement. Notwithstanding any other provision of this Repurchase Agreement to the contrary, nothing contained in this Section 7, or otherwise in this Repurchase Agreement, shall require the Buyer to make available any of its tax returns or any other information that it deems to be confidential or proprietary.


     (f) If the Buyer is required to deduct or withhold any Taxes from or in respect of any amount payable or deemed payable hereunder by the Buyer to any Seller, the Buyer shall make such deductions or withholdings, pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law, and such amount shall be treated for purposes of this Repurchase Agreement as if it were paid to and received by the Sellers. Each of Newco and CBO REIT II shall make all reasonable efforts to obtain and timely deliver a U.K. Inland Revenue Form MOD2 (Application for Relief From UK Income Tax on Manufactured Overseas Dividends) with an appropriate certificate from the U.S. Internal Revenue Service certifying, respectively, the Guarantor's and CBO REIT II's residence in the United States and/or such other tax forms, certifications or other documents which may eliminate or reduce any deductions or withholdings on account of Taxes in respect of any amount payable by the Buyer hereunder. Such forms shall be renewed and timely delivered at such times as may be required by U.K. Inland Revenue and, in any event, on the Repurchase Date. The Buyer may rely on any such tax forms, certifications or other documents provided to it, and the Sellers will indemnify the Buyer on an after-Tax basis for any Costs relating to or arising out of Buyer's reliance on such tax forms, certifications or other documents or either Seller's inability to provide such tax forms, certifications or other documents.

                                  Section 8.

           SECURITY INTEREST; BUYER's appointment as Attorney-in-fact

     (a) Security Interest. Although the parties intend that the Transaction hereunder be a sale and purchase pursuant to a repurchase agreement and not a loan (other than for accounting and federal, state and local income and franchise tax purposes), in the event the Transaction is deemed to be a loan, each Seller hereby pledges as of the Purchase Date to Buyer as security for the performance by each Seller of its Obligations and hereby grants, assigns and pledges as of the Purchase Date to Buyer a fully perfected first priority security interest in the Purchased Assets, each Collection Account, all books, records and files relating to any Purchased Assets, any other accounts, payments, rights to payment and general intangibles relating to any Purchased Asset, all "securities accounts" (as defined in Section 8-501(a) of the Uniform Commercial Code) to which any or all of the Purchased Assets are or may be credited, and all Proceeds with respect to the foregoing, in all instances, whether now owned or hereafter acquired, now existing or hereafter created (collectively, the "Transaction Assets"). For the removal of doubt, the parties acknowledge that this definition of "Transaction Assets" does not include or refer to any Subject Securities owned by either REIT Subsidiary.

     Each Seller hereby authorizes the Buyer to file such financing statement or statements relating to the Transaction Assets as the Buyer, at its option, may deem appropriate. Each Seller shall pay the filing costs for any financing statement or statements prepared pursuant to this Section 8.

     (b) Equity  Interest.  The  parties  acknowledge  and agree that the Equity
Interests   constitute   "certificated   securities"   (as  defined  in  Section
8-102(a)(4) of the Uniform Commercial Code).

     (i) Record Ownership. On the Purchase Date, record ownership of the Equity Interests shall be transferred to Buyer.

     (ii) Certificates. The original certificate or certificates representing the Equity Interests, registered in the name of the Buyer, shall be held by the Buyer.

     (iii) Cash Dividends; Voting Rights. The Buyer shall exercise all voting and shareholder rights with respect to the Equity Interests. The Sellers shall be entitled to income from any dividends or proceeds paid on account of the Equity Interests in accordance with Section 5(e) hereof. Notwithstanding anything to the contrary, absent the occurrence and continuance of an Event of Default, Buyer shall exercise all voting, consent or other shareholder rights with respect to the Equity Interests in accordance with the Sellers' instructions; provided, however that Buyer (A) shall not be required to cast a vote or exercise a shareholder right or take any other action and (B) will be entitled to vote against any measure, which, in either case, would impair the market value of any Equity Interest or which would be inconsistent with or result in a violation of any provision of this Repurchase Agreement or the Repurchase Documents; and provided, further, that Buyer shall not be required at any time to (i) vote to enable, or take any other action to permit either REIT Subsidiary or CBO REIT II to issue any shares of any nature or to issue any other shares convertible into or granting the right to purchase or exchange for any shares of either REIT Subsidiary, or (ii) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Equity Interests or (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Equity Interests, or any interest therein, except for the Lien provided for by this Repurchase Agreement, or (iv) enter into any agreement or undertaking providing for the right or ability of either Seller to sell, assign or transfer any of the Equity Interests. Upon the occurrence and continuance of an Event of Default, Buyer may vote or take any other shareholder action as it deems appropriate in its sole discretion. Notwithstanding any provision in this Repurchase Agreement to the contrary, it is understood and agreed that prior to an Event of Default the Buyer shall exercise all voting, consent and other shareholder rights in connection with the election, appointment and removal of directors in accordance with the Sellers' instructions.

     (c) Additional Interests. If either Seller shall, as a result of its interest in an Equity Interest, become entitled to receive or shall receive any certificate evidencing any other equity interest, any option rights to acquire an equity interest, or any equity interest in either REIT Subsidiary or CBO REIT II, as applicable, whether in addition to, in substitution for, as a conversion of, or in exchange for its related Equity Interests, or otherwise in respect thereof, such Seller shall accept the same as the Buyer's agent, hold the same in trust for the Buyer and deliver the same forthwith to the Buyer in the exact form received, duly endorsed by the Seller to the Buyer, if required, together with an undated transfer power, if required, covering such certificate duly executed in blank, to be held by the Buyer subject to the terms hereof as Purchased Assets.

     (d) Liquidation. Any sums paid upon or in respect of any Equity Interests upon the liquidation or dissolution of CBO REIT II or either REIT Subsidiary shall be paid over to the Buyer as Purchased Assets, and in case any distribution of capital shall be made on or in respect of the Equity Interests or any property shall be distributed upon or with respect to any Equity Interests pursuant to the recapitalization or reclassification of the capital of CBO REIT II or such REIT Subsidiary to be held as Purchased Assets, such sums shall be paid over to the Buyer as Purchased Assets. If any sums of money or property so paid or distributed in respect of any Equity Interests shall be received by either Seller, such Seller shall, until such money or property is paid or delivered to the Buyer, hold such money or property in trust for the Buyer segregated from other funds of such Seller, as Purchased Assets. All cash received by any party pursuant to this section shall be deposited in the Collection Account in the name of CBO REIT II and applied in accordance with
Section 5(e).

     (e) Subject Securities.

     (i) With respect to Subject Securities that are Transaction Assets that shall be delivered or held in definitive, certificated form, each Seller shall deliver to the Buyer or its designee the original of the relevant certificate in form suitable for transfer, with accompanying, duly executed instruments of transfer or appropriate instruments of assignment executed in blank or in the name of the Buyer or its designee, transfer tax stamps, and any other documents, opinions, approvals or instruments to effect a legally valid delivery of such security or other item of investment property to the Buyer, including, without limitation, a Direction Letter with respect to each Subject Security and, with respect to Subject Securities that are Transaction Assets, any confirmations from Rating Agencies and legal opinions as deemed necessary by the Buyer to effect any transfer or re-registration thereof. Each Subject Security that is a Transaction Asset delivered in certificated form shall be registered in the name of the Buyer or its designee, and the Buyer or its designee shall have the rights of conversion, exchange and subscription pertaining to such Subject Security which is a Transaction Asset. The Sellers agree to take such action as is necessary in order to expedite the re-registration of the Subject Securities that are Transaction Assets in the name of the Buyer or its designee.

     (ii) With respect to Subject Securities that are Transaction Assets that shall be delivered or held in uncertificated form and the ownership of which is registered on books maintained by the issuer thereof or its transfer agent, each Seller shall cause the registration of such security for perfection purposes in the name of the Buyer or its designee and at the request of the Buyer, shall take such other and further steps, and shall execute and deliver such documents or instruments necessary, to effect a legally valid delivery of the security interest granted therein to Buyer hereunder;

     (iii) With respect to Subject Securities that are Transaction Assets that shall be delivered through a Relevant System in book-entry form and credited to or otherwise held in an account, each Seller shall take such actions necessary to provide instruction to the relevant financial institution or other entity, which instruction shall be sufficient if complied with to effect a legally valid delivery of the security interest granted therein to Buyer hereunder. In connection with any account to which such Subject Securities are credited or otherwise held, each Seller shall execute and deliver such other and further documents or instruments necessary, in the reasonable opinion of the Buyer, to effect a legally valid delivery of the security interest granted therein to Buyer hereunder. Any account to which such Subject Securities are credited shall be designated for perfection purposes as the Buyer may direct;

     (iv) With respect to Subject Securities (A) registered in Buyer's name pursuant to clauses (i) or (ii), the Buyer, as a perfected secured party, or (B) credited to an account, pursuant to clause (iii), the Buyer, as "entitlement holder" (as defined in Section 8-102(a) of the Uniform Commercial Code) with respect to such Subject Securities shall be entitled to receive all cash dividends and distributions paid in respect thereof, all such amounts to be remitted to the related Collection Account. Notwithstanding the foregoing, the Sellers shall be entitled to income from any interest or proceeds paid on account of such Subject Securities in accordance with Section 5(e) hereof.

     (v) With respect to Subject Securities held in physical form pursuant to clause (i), each Seller or the related REIT Subsidiary shall instruct the trustee to remit all cash dividends or other cash distributions paid in the normal course of business, in respect of the Subject Securities to the related Collection Account. With respect to any Subject Security re-registered in the name of the Buyer, the Buyer shall instruct the trustee to remit all cash dividends or other cash distributions paid in the normal course of business, in respect of such Subject Securities, to the related Collection Account.

     (vi) Without the prior consent of Buyer, neither Seller will (i) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to the Subject Securities or (ii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of such Subject Securities, or any interest therein, except for the Lien provided for by this Repurchase Agreement, or (iii) enter into any agreement or understanding restricting the right or ability of either Seller to sell, assign or transfer any of such Subject Securities.

     (vii) Cash Dividends; Voting Rights. All cash dividends or other cash distributions paid in respect of the Subject Securities shall be remitted directly into the related Collection Account. Subject to the following provisions, Buyer shall exercise all voting rights with respect to the Subject Securities that constitute Transaction Assets. Notwithstanding anything to the contrary, absent the occurrence and continuance of an Event of Default, Buyer shall exercise all voting, consent or other holder's rights with respect to the Subject Securities that are Transaction Assets in accordance with the Sellers' instructions; provided, however that Buyer (A) shall not be required to cast a vote or exercise a holder's right or take any other action and (B) will be entitled to vote against any measure, which would be inconsistent with or result in a violation of any provision of this Repurchase Agreement or the Repurchase Documents. Upon the occurrence and continuance of an Event of Default, Buyer may vote or take any other holder action as it deems appropriate in its sole discretion. Notwithstanding the foregoing, the applicable REIT Subsidiary shall retain all voting and other control rights with respect any Subject Security that is not a Transaction Asset.

     (f) Buyer's Appointment as Attorney in Fact. Each Seller hereby irrevocably constitutes and appoints the Buyer and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Seller and in the name of such Seller or in its own name, from time to time in the Buyer's discretion after the occurrence and continuance of an Event of Default, for the purpose of carrying out the terms of this Repurchase Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Repurchase Agreement, and, without limiting the generality of the foregoing, each Seller hereby gives the Buyer the power and right, on behalf of such Seller, without assent by, but with notice (which shall be concurrent with the exercise of such power-of-attorney to the extent possible under the relevant circumstances) to, such Seller, if an Event of Default shall have occurred and be continuing, to do the following:

     (i) in the name of such Seller, or in its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any other Transaction Assets and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Buyer for the purpose of collecting any and all such moneys due with respect to any other Transaction Assets whenever payable;

     (ii) to pay or discharge taxes and Liens levied or placed on or threatened against the Transaction Assets;

     (iii) with respect to the Subject  Securities that are Transaction  Assets,
(A) to register such Subject  Securities in the Buyer's or its designee's  name;
(B) to direct any trustee thereunder as it deems appropriate and (C) to exercise any voting rights as it deems appropriate;

     (iv) (i) with respect to the Equity Interests, (A) to register the Equity Interests in the Buyer's or its designee's name; and (B) to exercise any voting rights as it deems appropriate;

     (v) (A) to direct any party liable for any payment under any Transaction Assets to make payment of any and all moneys due or to become due thereunder directly to the Buyer or as the Buyer shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Transaction Assets; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any Transaction Assets; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Transaction Assets or any proceeds thereof and to enforce any other right in respect of any Transaction Assets; (E) to defend any suit, action or proceeding brought against such Seller with respect to any Transaction Assets; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Buyer may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Transaction Assets as fully and completely as though the Buyer were the absolute owner thereof for all purposes, and to do, at the Buyer's option and the Sellers' expense, at any time, and from time to time, all acts and things which the Buyer deems necessary to protect, preserve or realize upon the Transaction Assets and the Buyer's Liens thereon and to effect the intent of this Repurchase Agreement, all as fully and effectively as either Seller might do.

     Each Seller hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

     Each Seller also authorizes the Buyer, if an Event of Default shall have occurred, from time to time, to execute, in connection with any sale provided for in Section 14 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Transaction Assets.

     The powers conferred on the Buyer hereunder are solely to protect the Buyer's interests in the Transaction Assets and shall not impose any duty upon it to exercise any such powers. The Buyer shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to either Seller for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct or its breach of its covenant set forth in Section 12.02 hereof.

     (g) REIT Matters. Notwithstanding any other provision in this Repurchase Agreement to the contrary, it is understood and agreed by the parties hereto that neither Seller has (a) authorized Buyer to, (b) agreed that Buyer may, or
(c) agreed to facilitate, any action that would result in either REIT Subsidiary or either issuer of Subject Securities (other than the Nomura Securities) ceasing to be a Qualified REIT Subsidiary.

                                    Section 9.

                          PAYMENT, TRANSFER AND CUSTODY

     (a) Unless otherwise mutually agreed in writing, all transfers of funds to be made by the Sellers hereunder shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Buyer at the following account maintained by the Buyer: BANK ONE NA CHGO/Bear Stearns ABA#071000013, Acct: MBS A/C # 5801230 Attn: Steve Grillo, on the date on which such payment shall become due (and each such payment made after such time shall be deemed to have been made on the next succeeding Business Day). Each Seller acknowledges that it has no rights of withdrawal from the foregoing account.

     (b) On the Purchase Date for the Transaction, ownership of the Purchased Assets shall be transferred to the Buyer or its designee against the simultaneous transfer of the Purchase Price as required under the Escrow Agreement simultaneously with the delivery to the Buyer of the Purchased Assets relating to the Transaction. With respect to the Purchased Assets being sold by a Seller on the Purchase Date, such Seller hereby sells, transfers, conveys and assigns to

Buyer or its designee, without recourse, but subject to the terms of this Repurchase Agreement, all the right, title and interest of such Seller in and to the Purchased Assets in all cases subject to the rights and obligations of the Sellers under Section 3(c) of this Repurchase Agreement.

                                   Section 10.

                                 COMMITMENT Fee

     The Sellers shall pay to Buyer in immediately available funds, a commitment fee of (a) 0.50% multiplied by (b) the Purchase Price, which shall be paid on the Purchase Date as set forth in the Escrow Agreement. Such payment shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Buyer at such account designated by Buyer.

                                   Section 11.

                                 REPRESENTATIONS

     (1) Each Seller jointly and severally represents and warrants to the Buyer that as of the date of this Repurchase Agreement or such other date set forth below, except in each case as specifically set forth in that certain letter dated as of the date of this Repurchase Agreement and delivered by the Sellers to the Buyer, a copy of which is attached hereto as Exhibit G (the "Sellers' Letter"):

     (a) Acting as Principal. Each Seller will engage in the Transaction as principal (or, if agreed in writing in advance of the Transaction by the other party hereto, as agent for a disclosed principal).

     (b) No Broker. Neither Seller has dealt with any broker, investment banker, agent, or other person, except for the Buyer, who may be entitled to any commission or compensation in connection with the sale of Purchased Assets pursuant to this Repurchase Agreement.

     (c) Financial Information. All financial data (other than projections and pro forma financial information) concerning the Equity Interests and the Subject Securities that has been delivered by or on behalf of the Sellers to Buyer in connection with the Transaction was, at the time so delivered, correct in all material respects, and all projections and pro forma financial information so delivered were based on good faith estimates and assumptions believed by the related Seller to be reasonable at the time when made. All balance sheets and statements of cash flows of the Guarantor and its consolidated Subsidiaries constituting part of the consolidated financial statements contained in (a) Guarantor's annual reports on Form 10-K for the years ended December 31, 2001 and (b) Guarantor's quarterly reports on Form 10-Q for the first three quarters of the year ended December 31, 2002, in each case as filed with the SEC (collectively, the "Recent Financial Statements"), were prepared in conformity with GAAP except as set forth therein. Since September 30, 2002, there has been no material adverse change in the consolidated business, operations or financial condition of the Guarantor and its consolidated Subsidiaries taken as a whole from that set forth in the Recent Financial Statements nor is either Seller aware of any state of facts which (without notice or the lapse of time) would or could result in any such material adverse change or could have a Material Adverse Effect. None of the Guarantor or either Seller has, on the date of this Repurchase Agreement, any liabilities, direct or indirect, fixed or contingent, matured or unmatured, known or unknown, or liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in, said Recent Financial Statements (except (a) liabilities that have arisen since the date of such Recent Financial Statements in the ordinary course of business and that are similar in nature and amount to the liabilities that arose during the comparable period of time in the immediately preceding fiscal period, (b) liabilities incurred in the ordinary course of business that are not required by GAAP to be reflected on such Recent Financial Statements and that are not, in the aggregate, material, and (c) liabilities assumed pursuant to the Repurchase Documents, Brascan Loan Documents and the Investment Agreement, and at the present time there are no material unrealized or anticipated losses from any loans, advances or other commitments of either Seller except as heretofore disclosed to the Buyer in writing.

     (d) Organization, Etc. Newco is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. CBO REIT II is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. Each Seller (a) has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; (b) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary; and (c) has full power and authority to execute, deliver and perform its obligations under the Repurchase Documents. CBO REIT II is qualified as a REIT.

     (e) REIT Subsidiary Organization. CRIIMI CMBS is a corporation duly organized, validly existing and in good standing under the laws of Delaware. CRIIMI QRS1 is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Each REIT Subsidiary is a Qualified REIT Subsidiary.

     (f) Authorization, Compliance, Etc. The execution and delivery (subject to the provisions of the Escrow Agreement) of, and the performance by each Seller of its obligations under, the Repurchase Documents to which it is a party (a) are within such Seller's powers, (b) have been duly authorized by all requisite action, (c) do not violate any provision of applicable law, rule or regulation, or any order, writ, injunction or decree of any court or other Governmental Authority, or its organizational documents, (d) do not violate any indenture, agreement, document or instrument to which such Seller or any of its consolidated Subsidiaries is a party, or by which any of them or any of their properties, any of the Transaction Assets or Subject Securities (including, without limitation, the Securitization Documents) is bound or to which any of them is subject, (e) are not in conflict with, do not result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or except as may be provided by any Repurchase Document, result in the creation or imposition of any Lien upon any of the property or assets of such Seller or any of its consolidated Subsidiaries pursuant to, any such indenture, agreement, document or instrument and (f) will not result in CBO REIT II ceasing to qualify as a REIT or either REIT Subsidiary ceasing to qualify as a Qualified REIT Subsidiary. Neither Seller is required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any Governmental Authority in connection with or as a condition to the consummation of the Transaction contemplated herein and the execution, delivery or performance of the Repurchase Documents to which it is a party.

     (g) Litigation. There are no actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are pending or, to the Knowledge of the Sellers, threatened) or other legal or arbitrable proceedings affecting either Seller or any of their consolidated Subsidiaries or affecting any of the Transaction Assets or any of the other properties of the Seller before any Governmental Authority which (i) questions or challenges the validity or enforceability of the Repurchase Documents or any action to be taken in connection with the transactions contemplated hereby, (ii) makes a claim or claims in an aggregate amount greater than $1,000,000, (iii) individually or in the aggregate, if adversely determined, would have a Material Adverse Effect, or
(iv) requires filing with the SEC in accordance with its regulations.


     (h) Purchased Assets; Equity Interest.

     (i) As of the Purchase Date, neither Seller has assigned, pledged, or otherwise conveyed or encumbered any Purchased Assets to any other Person, and immediately prior to the sale of such Purchased Assets to the Buyer, the related Seller was the sole owner of such Purchased Assets and had good and marketable title thereto, free and clear of all Liens, in each case except for Liens to be released simultaneously with the sale to the Buyer hereunder.

     (ii) As of the Purchase Date, the related Seller is the record and beneficial owner of, and has title to, the Equity Interests, free of any and all Liens or options in favor of, or claims of, any other Person, except the Lien created herein.

     (iii) As of the Purchase Date, all consents to the grant of the security interests provided herein to the related Seller and to the Transaction provided for herein have been obtained and are in full force and effect.

     (iv) As of the Purchase Date, upon the registration into the name of, and delivery to, the Buyer of the stock certificates evidencing the Equity Interests (and assuming the continuing possession by the Buyer of such certificates in accordance with the requirements of applicable law), the Lien granted hereunder will constitute a legal, perfected first priority Lien on the Equity Interests evidenced by such stock certificates, enforceable as such against all creditors of each Seller and any Persons purporting to purchase any Transaction Assets of the related Seller.

     (v) The provisions of this Repurchase Agreement are effective to either constitute, as of the Purchase Date, a sale of Transaction Assets to the Buyer or to create in favor of the Buyer a valid security interest in all right, title and interest of each Seller in, to and under the Transaction Assets.

     (vi) Valid Issuance of Equity Interests, etc. The authorized and issued capital stock of CBO REIT II consists of 1,000 shares of authorized common stock, 1,000 shares of which are issued and outstanding, and 499 shares of authorized preferred stock, 499 shares of which are issued and outstanding. The authorized and issued capital stock of

CRIIMI CMBS consists of 1,000 shares of authorized common stock, 1,000 shares of which are issued and outstanding. The authorized and issued capital stock of CRIIMI QRS1 consists of 100 shares of authorized common stock, 100 shares of which are issued and outstanding. The Equity Interests have been validly issued and are fully paid and non-assessable. The Equity Interests have been offered, issued and sold in compliance with (or pursuant to an available exemption from) all applicable securities laws.

     (vii) No Options, Warrants, etc. There are no outstanding rights, rights to acquire, options, warrants, agreements to issue or any other agreements that would entitle any Person to purchase or otherwise acquire all or any portion of the Equity Interests.

     (viii) Securities Exchange. None of the Equity Interests (i) are dealt in or traded on securities exchanges, (ii) are by their terms expressly subject to
Article 8 of the Uniform Commercial Code of any jurisdiction, (iii) constitute an investment company security or (iv) are held in a securities account (in each case within the meaning of Section 8-103(c) of the Uniform Commercial Code).

     (i) Chief Executive Office/Jurisdiction of Organization. On the Purchase Date, Newco's chief executive office is, and has been, located at 11200 Rockville Pike, Rockville, MD 20852. Newco's sole jurisdiction of organization is, and at all times has been, the State of Delaware. On the Purchase Date, CBO REIT II's chief executive office is, and has been, located at 11200 Rockville Pike, Rockville, MD 20852. CBO REIT II's sole jurisdiction of organization is, and at all times has been, the State of Maryland. Neither Seller has any trade name. During the preceding five years, neither Seller has not been known by or done business under any other name, corporate or fictitious.

     (j) Location of Books and Records. The location where each Seller keeps its current books and records, including all records related to the Transaction Assets, is its chief executive office.

     (k)  Enforceability.  This  Repurchase  Agreement  and  all  of  the  other
Repurchase Documents executed and delivered by each Seller in connection herewith are legal, valid and binding obligations of such Seller and are enforceable against such Seller in accordance with their terms except as such enforceability may be limited by (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors rights generally and (ii) general principles of equity.


     (l) Ability to Perform. Neither Seller believes, nor has any reason or cause to believe, that it cannot perform each and every covenant contained in the Repurchase Documents to which it is a party on its part to be performed

     (m) No Default. No Default or Event of Default has occurred and is continuing.

     (n) Indebtedness. Neither Seller has any Indebtedness for borrowed money.

     (o) Accurate and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of each Seller and the Guarantor to the Buyer in connection with the Transaction, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

     (p) Margin Regulations. The use of all funds acquired by the Sellers under this Repurchase Agreement will not conflict with or contravene any of Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve System as the same may from time to time be amended, supplemented or otherwise modified.

     (q)  Investment  Company.  Neither  Seller  nor any of  their  Subsidiaries
(including, without limitation, either REIT Subsidiary) is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     (r) Solvency. As of the Purchase Date and immediately after giving effect to the Transaction, the fair value of the assets of each Seller is greater than the fair value of the liabilities (including, without limitation, contingent liabilities if and to the extent required to be recorded as a liability on the financial statements of such Seller in accordance with GAAP) of such Seller and each Seller is solvent and, after giving effect to the transactions contemplated by this Repurchase Agreement and the other Repurchase Documents, will not be rendered insolvent or left with an unreasonably small amount of capital with which to conduct its business and perform its obligations. Neither Seller intends to incur, nor believes that it has incurred, debts beyond its ability to pay such debts as they mature. Neither Seller is contemplating the commencement of an insolvency, bankruptcy, liquidation, or consolidation proceeding or the appointment of a receiver, liquidator, conservator, trustee, or similar official in respect of itself or any of its property.

     (s) Taxes.

     (i) CBO REIT II is and has been at all times since its incorporation a REIT, and each REIT Subsidiary is and has been at all times since its incorporation a Qualified REIT Subsidiary.

     (ii) Newco is and has been at all times since its organization a disregarded entity treated as a part of the Guarantor for federal income tax purposes.

     (iii)  Each  Seller and each  issuer of the  Purchased  Assets and  Subject
Securities (other than the Nomura Securities) has timely filed all Federal income tax returns and all other material tax returns that are required to be filed by them and has timely paid all Taxes due, except for any such Taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided. The charges, accruals and reserves on the books of each Seller and each issuer of a Subject Security (other than the Nomura Securities) in respect of Taxes and other governmental charges are adequate.

     (iv) None of the issuers of the Subject Securities (other than the Nomura Securities) are or have been subject to U.S. federal income tax on a net income basis, or any other material tax, duty or other governmental charge.

     (t) No Reliance. Each Seller has made its own independent decisions to enter into the Repurchase Documents and the Transaction and as to whether such Transaction is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed necessary. Neither Seller is relying upon any advice from Buyer as to any aspect of the Transaction, including without limitation, the legal, accounting or tax treatment of such Transaction.

     (u) Use of Purchase Price. As of the Purchase Date, the Purchase Price shall be used exclusively by the Sellers to extinguish or defease the Existing Indebtedness and pay the fees and expenses of the Buyer and its counsel.

     (v) Investment Agreement Representations. Each representation or warranty of the Guarantor set forth in the Investment Agreement will be true and correct, subject to any qualifications contained in such representation or warranty.

     Section 11.02 Buyer Representation. The Buyer represents and warrants to the Sellers that as of the date of this Repurchase Agreement, this Repurchase Agreement and all of the other Repurchase Documents executed and delivered by the Buyer in connection herewith are legal, valid and binding obligations of the Buyer and are enforceable against the Buyer in accordance with their terms except as such enforceability may be limited by (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors rights generally and (ii) general principles of equity.

                                    Section 12.

                                    COVENANTS

     On and as of the date of this Repurchase Agreement and until this Repurchase Agreement is no longer in force with respect to the Transaction, each Seller jointly and severally covenants as follows:


     (a) Preservation of Existence; Compliance with Law. Each Seller shall:

     (i) Preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises necessary for the operation of its business;

     (ii) CBO REIT II shall maintain its status as a REIT, and each REIT Subsidiary shall maintain its status as a Qualified REIT Subsidiary;

     (iii) Comply with the requirements of all applicable laws, rules, regulations and orders, whether now in effect or hereafter enacted or promulgated by any applicable Governmental Authority (including, without limitation, all environmental laws) in all material respects;

     (iv) Maintain all licenses, permits or other approvals necessary for such Seller to conduct its business and to perform its obligations under the Repurchase Documents, and shall conduct its business strictly in accordance with applicable law; and

     (v) Permit representatives of the Buyer, upon reasonable notice (unless an Event of Default shall have occurred and is continuing, in which case, no prior notice shall be required), during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by the Buyer, subject to the provisions set forth in
Section 16 hereof and applicable law.

     (b) Taxes, Etc.

     (i) Each Seller shall timely pay and discharge or cause to be paid and discharged, when due all Taxes imposed upon it and the issuers of the Purchased Assets and Subject Securities (other than the Nomura Securities) upon its or their income and profits, and upon any of its or their property, real, personal or mixed (including without limitation, the Transaction Assets) or upon any part thereof, as well as any other lawful claims which, if unpaid, might become a Lien upon such properties or any part thereof.

     (ii) Each Seller and the issuer of the Transaction Assets shall file on a timely basis all federal, state and local tax and information returns, reports and any other information statements or schedules required to be filed by or in respect of it and pay all Taxes, except for any such Taxes as are appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are provided.

     (iii) CBO REIT II shall not fail to qualify as REIT from the date of its incorporation and shall remain a REIT, and each REIT Subsidiary shall remain a Qualified REIT Subsidiary.

     (iv) The transfer of assets from CBO REIT, Inc., a Maryland corporation, to CBO REIT II on or prior to the Purchase Date does not cause either REIT
Subsidiary to fail to qualify as a Qualified REIT Subsidiary or cause any Subject Securities to be treated as assets of a corporation which is not a Qualified REIT Subsidiary.

     (v) Newco shall remain a disregarded entity treated as a part of the Guarantor for federal income tax purposes.

     (vi) To the Knowledge of each Seller, each of the Sellers is fully eligible to make a claim under, and all payments under this Repurchase Agreement will be entitled to, the benefits of the "Other Income" provision of the income tax treaty between the United States and the United Kingdom with respect to any payment received or to be received by it in connection with this Repurchase Agreement, and no such payments are attributable to a trade or business carried on by it through a permanent establishment in the United Kingdom.

     (vii) None of the issuers of the Subject Securities (other than the Nomura Securities) shall be subject to U.S. federal income tax on a net tax basis, or any other material tax, duty or other governmental charge.

     (c) Notice of Proceedings or Adverse Change. Each Seller shall give notice to the Buyer immediately after a Responsible Officer of a Seller has any knowledge of:

     (i) the occurrence of any Default or Event of Default;

     (ii) any litigation or proceeding that is pending or threatened against (a) either Seller in which the amount involved exceeds $100,000 and is not covered by insurance, in which injunctive or similar relief is sought, or which, would reasonably be expected to have a Material Adverse Effect and (b) any litigation or proceeding that is pending or threatened in connection with any of the Transaction Assets, which, if adversely determined, would reasonably be expected to have a Material Adverse Effect;

     (iii) with thirty days advance notice of any change in either Seller's name, principal office or place of business or jurisdiction;

     (iv) and, as soon as reasonably possible, notice of any of the following events:

     (A) any material change in accounting policies or financial reporting practices of either Seller; and

     (B) promptly upon receipt of notice or knowledge of any Lien or security interest (other than security interests created hereby or under any other Repurchase Document) on, or claim asserted against, any of the Transaction Assets; and

     (v) Promptly, but no later than five (5) Business Days after either Seller receives any of the same, deliver to the Buyer a true, complete, and correct copy of any material schedule, report, notice, or any other material document delivered to the Seller by any Person pursuant to, or in connection with, any of the Transaction Assets.

     (d) Financial Reporting. Sellers shall furnish to the Buyer:

     (i) When and to the extent such information shall be made available to the general public, all publicly filed financial information with respect to Guarantor and its consolidated Subsidiaries;

     (ii)  Promptly  (and in any  event  not later  than two (2)  Business  Days following receipt thereof by either Seller or any of its consolidated Subsidiaries) deliver to Buyer a copy of (i) any written notice of the occurrence of an event of default or other material event under any Securitization Document relating to any of the Subject Securities, (ii) unless otherwise instructed by Buyer in writing, any material report received by or required to be delivered by either Seller or any of its consolidated Subsidiaries pursuant to any such Securitization Document (other than any such reports included in the monthly reporting package referred to in Section 12(n) and (iii) unless otherwise instructed by Buyer in writing, any written notice of transfer of servicing and/or special servicing under any such Securitization Document; and

     (iii) Promptly, from time to time, such other information and data regarding the business affairs, operations and financial condition of the Sellers and the REIT Subsidiaries or the Subject Securities as the Buyer may reasonably request.

     (e) Reimbursement of Expenses. The Sellers shall promptly reimburse the Buyer for all expenses as the same are incurred by the Buyer as required, and subject to the Initial Transaction Cap set forth in Section 15(d) hereof.

     (f) Further Assurances. Each Seller shall execute and deliver to the Buyer all further documents, financing statements, agreements and instruments, and take all further action that may be required under applicable law, or that the Buyer may reasonably request, in order to effectuate the transactions contemplated by this Repurchase Agreement and the Repurchase Documents or, without limiting any of the foregoing, to grant, preserve, protect and perfect the validity and first-priority of the security interests created or intended to be created hereby. From and after the Purchase Date, each Seller shall do all things necessary to preserve the Transaction Assets so that they remain subject to a first priority perfected security interest hereunder. Without limiting the foregoing, each Seller will comply with all rules, regulations, and other laws of any Governmental Authority and cause the Transaction Assets to comply with all applicable rules, regulations and other laws. Each Seller will not allow any default for which such Seller is responsible to occur under any Transaction Assets or any Repurchase Document and each Seller shall fully perform or cause to be performed when due all of its obligations under any Transaction Assets or the Repurchase Documents.

     (g) True and Correct Information. All written information, reports, exhibits, schedules, financial statements or certificates of each Seller or any of their Affiliates thereof or any of their officers furnished to Buyer hereunder and furnished to Buyer during Buyer's diligence of the Sellers will be true and complete and will not omit to disclose any material facts necessary to make the statements therein or therein, in light of the circumstances in which they are made, not misleading. All required financial statements, information and reports to be delivered by the Sellers to the SEC shall be prepared in accordance with GAAP, or if applicable, the appropriate SEC accounting requirements.

     (h) Books and Records. Each Seller shall, to the extent practicable, maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Transaction Assets in the event of the destruction of the originals thereof), and keep and maintain or obtain, as and when required, all documents, books, records and other information reasonably necessary or advisable for the collection of all Transaction Assets.

     (i) Illegal Activities. Neither Seller shall engage in any conduct or activity that could subject its assets to forfeiture or seizure.

     (j) Material Change in Business. Neither Seller shall make any material change in the nature of its business as carried on at the date hereof.

     (k) Disposition of Assets; Liens. From and after the Purchase Date, neither Seller shall create, incur or assume any mortgage, pledge, Lien, charge or other encumbrance of any nature whatsoever on any of the Transaction Assets, whether real, personal or mixed, now or hereafter owned, other than the Liens created in connection with the transactions contemplated by this Repurchase Agreement or in the case of the Subject Securities, the related indentures; nor shall either Seller cause or allow any of the Purchased Assets to be sold, pledged, assigned or transferred.

     (l) Transactions with Affiliates. Neither Seller shall enter into any transaction, including, without limitation, the purchase, sale, lease or exchange of property or assets or the rendering or accepting of any service with any Affiliate, unless such transaction is (a) not otherwise prohibited in this Repurchase Agreement, (b) in the ordinary course of such Seller's business and
(c) upon fair and reasonable terms no less favorable to such Seller, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

     (m) ERISA Matters. Each Seller represents and covenants that as of the date hereof and for so long as it is a party to this Agreement or any Transaction hereunder, it is not, and it is not using the assets of, an employee benefit plan subject to Section 406 of ERISA, a plan subject to Section 4975 of the Code, a plan subject to another law, regulation or restriction materially similar to Section 406 of ERISA or Section 4975 of the Code, or an entity the assets of which constitute assets of any such plans by reason of investment by such plans in the entity (including for this purpose, the general account of a life insurance company), because no class of equity interest in such Seller is held to the extent of 25 % or more (as measured by value) by one or more so-called "benefit plan investors", after disregarding the interests in such Seller held by certain controlling persons, or because of another exception set forth in U. S. Department of Labor Regulation Section 2510.3-101 (the "Plan Assets Regulation"). The parties hereto agree that the foregoing representation and covenant and the terms used therein shall be interpreted in a manner consistent with the Plan Assets Regulation.

     (n) Asset Reports. Monthly, or with such greater frequency as requested by the Buyer, the Seller will furnish to Buyer Subject Securities performance data in the form of Exhibit F hereto, including, without limitation, (i) trustee reports for the Subject Securities, (ii) CMSLP-prepared reports: (a) CMBS monthly performance reports, (b) assets under review (AUR) reports, (c) monetary defaults added to special servicing, (d) schedule of realized losses and appraisal reduction events, and (e) corrected loan report; and (iii) such other reports as may be reasonably requested by the Buyer from time to time. Monthly, the Sellers will furnish to Buyer information describing any other event, circumstance or condition that has resulted, or has a possibility of resulting, in the Sellers' good faith discretion, in a Material Adverse Effect.

     (o) No Amendment to Securitization Documents. Neither Seller shall, or permit either REIT Subsidiary to, consent or assent to any amendment, modification or termination of any Securitization Document directly or indirectly relating to any of the Subject Securities (in each case other than a purely ministerial amendment or modification), without the prior written of consent of Buyer.

     (p) CBO REIT II Stock. Newco shall not permit CBO REIT II to and CBO REIT II shall not issue any stock or other securities in addition to, in substitution for, upon conversion or exchange or, or otherwise in respect of, the CBO REIT II Purchased Stock in each case unless such stock or other securities (A) are delivered to the Buyer as Additional Assets, and (B) are issued in certificated form; provided, however that concurrent with the issuance of the CBO REIT II Purchased Stock to Newco, CBO REIT II shall issue ninety nine (99) shares of preferred stock to the Guarantor. The Guarantor shall use such ninety nine (99) shares of preferred stock to satisfy the REIT 100 shareholder requirement within the time specified in
Section 856 of the Code.

     (q) CRIIMI CMBS; CRIIMI QRS1. CBO REIT II shall not permit either REIT Subsidiary to, (i) issue any stock or other securities in addition to, in substitution for, upon conversion or exchange or, or otherwise in respect of, the CRIIMI CMBS Purchased Stock or CRIIMI QRS1 Purchased Stock, in each case unless such stock or other securities (A) are delivered to the Buyer as Purchased Assets, and (B) are issued in certificated form, (ii) directly or indirectly sell, transfer, assign or otherwise dispose of, or create, incur or permit to exist any Lien upon, any interest in any of the Subject Securities held by it or for the benefit of any Person, (iii) engage in any business other than as provided for in its organizational documents as in effect on the Purchase Date, (iv) fail to comply with the separateness provisions of its organizational documents as in effect on the Purchase Date, or (v) amend its related organizational documents.

     (r) No Options, Warrants, etc. Neither Seller shall, nor permit either REIT Subsidiary to, issue any rights, rights to acquire, options, warrants, agreements to issue or any other agreements that would entitle any Person to purchase or otherwise acquire all or any portion of the Equity Interests (other than as expressly permitted in writing by the Buyer).

     (s) Most Favored Status. In the event that either Seller enters into a repurchase arrangement, credit facility or similar financing arrangement secured directly or indirectly by non-investment grade commercial mortgage-backed securities with any Person other than Buyer or an Affiliate which by its terms is more favorable to such other Person with respect to grace periods related to any margin requirement, financial covenants, Events of Default, or grace periods or remedies with respect to Events of Default, the terms of this Agreement shall be deemed automatically amended to include each additional more favorable provision contained in such other agreement with no further action required on the part of the Sellers or the Buyer.

     (t) Separateness. Each Seller shall (a) not own any assets, or engage in any business, other than the assets and business specifically contemplated by this Repurchase Agreement; (b) not incur any Indebtedness or obligation, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than pursuant to the Repurchase Documents; (c) not make any loans or advances to any third party, and shall not acquire obligations or securities of its Affiliates; (d) pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) only from its own assets;
(e)  comply  with the  provisions  of its  organizational  documents  (including articles of formation and by-laws); (f) do all things necessary to observe organizational formalities and to preserve its existence, and shall not amend, modify or otherwise change its organizational documents (including articles of formation and by-laws), or suffer same to be amended, modified or otherwise changed, without the prior written consent of Buyer; (g) maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates; (h) be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate), correct any known misunderstanding regarding its status as a separate entity, conduct business in its own name, not identify itself or any of its Affiliates as a division or part of the other and shall maintain and utilize a separate telephone number and separate stationery, invoices and checks; (i) maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; (j) not engage in or suffer any Change of Control, dissolution, winding up, liquidation, consolidation or merger in whole or in part; (k) not commingle its funds or other assets with those of any Affiliate or any other Person; (l) maintain its assets in such a manner that it will not be difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or any other Person;
(m) not hold itself out to be responsible for the debts or obligations of any other Person; (n) cause each of its direct and indirect owners to agree (and Newco hereby agrees) to (i) not file or consent to the filing of any bankruptcy, insolvency or reorganization case or proceeding with respect to Sellers; not institute any proceedings under any applicable insolvency law or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally with respect to Sellers, (ii) not seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for Sellers or a substantial portion of its properties; or (iii) not make any assignment for the benefit of either Seller's creditors; and (o) agree (and each Seller hereby agrees) to (i) not file or consent to the filing of any bankruptcy, insolvency or reorganization case or proceeding with respect to either REIT Subsidiary; not institute any proceedings under any applicable insolvency law or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally with respect to either REIT Subsidiary; (ii) not seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for either REIT Subsidiary or a substantial portion of its properties; or (iii) not make any assignment for the benefit of either REIT Subsidiary's creditors.

     (u) Securitization Documents. The Sellers shall comply with, and shall cause the REIT Subsidiaries to comply with, all obligations of the Sellers and REIT Subsidiaries as issuer or depositor, as applicable, under the Securitization Documents.

     (v) Investment Company. The Sellers shall not take any action to be or become, and shall use their best efforts to avoid being or becoming, at any time prior to the payment in full of the Repurchase Price and any other amount payable under this Repurchase Agreement, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended.

     Section 12.02 Buyer Covenant. Buyer covenants that, following the Purchase Date, notwithstanding any other provision in this Repurchase Agreement to the contrary, the Buyer will not take any action in connection with this Transaction which results in either REIT Subsidiary or issuer of Subject Securities (other than the Nomura Securities) ceasing to be a Qualified REIT Subsidiary. Notwithstanding anything to the contrary contained herein, the Guarantor is a third-party beneficiary of the Buyer's covenant set forth herein.

                                   Section 13.

                                EVENTS OF DEFAULT

     Section 13.01 Events of Default. If any of the following events (each an "Event of Default") occur, the Sellers and Buyer shall have the rights set forth in Section 14, as applicable:

     (a) Payment Default. Either Seller shall default in the payment of Price Differential or Amortization Payment on its related Payment Date or any amount necessary to satisfy a Margin Deficit when due pursuant to Section 4 or the payment of the Repurchase Price on the Repurchase Date; or

     (b) Other Payment Default. Either Seller shall default in the payment of any amount not specified in clause (a) of Section 13.01 payable by it hereunder or under any other Repurchase Document, or the payment of Expenses or any other Obligations, when the same shall become due and payable, whether at the due date thereof, or by acceleration or otherwise and such failure to make such payment shall continue unremedied for a period of two Business Days after notice by Buyer; or

     (c) Representation and Warranty Breach. Any representation, warranty or certification made or deemed made herein (other than those set forth on Schedule 1 hereto) or in any other Repurchase Document by either Seller or any certificate furnished to the Buyer pursuant to the provisions hereof or thereof or any information with respect to the Transaction Assets furnished in writing by or on behalf of either Seller shall prove to have been untrue or misleading in any material respect as of the time made or furnished; or

     (d) Immediate Covenant Default. The failure of either Seller to perform, comply with or observe any term, covenant or agreement applicable to the Seller contained in any of Sections 12(a)(i), (ii) and (iii), (i), (k), (m), (o), (p),
(q), (r), (t) or (v); or

     (e) Additional Covenant Defaults. Either Seller shall fail to observe, comply with or perform any other term, covenant or agreement contained in this Repurchase Agreement (and not identified in clause (d) of Section 13.01) or any other Repurchase Document, and if such default shall be capable of being remedied, such failure to observe or perform shall continue unremedied for a period of 10 Business Days after (i) Sellers have actual knowledge of such default or (ii) Buyer notifies Sellers of such default; or

     (f) Guaranty Default. The Guarantor shall fail to make any payment required under, or shall fail to observe or perform any covenant after the expiration of any applicable grace period set forth therein, condition or agreement contained in, the Guaranty after any grace period specifically provided for in the Guaranty; or

     (g) Judgments.

     (i) A judgment or judgments for the payment of money in excess of $100,000 shall be rendered against either Seller or any of its consolidated Subsidiaries by one or more courts, administrative tribunals or other bodies having jurisdiction and the same shall not be satisfied, discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof, and such Seller or any such consolidated Subsidiary shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed or bonded, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

     (ii) A judgment or judgments for the payment of money in excess of $1,000,000 in the aggregate shall be rendered against the Guarantor by one or more courts, administrative tribunals or other bodies having jurisdiction and the same shall not be satisfied, discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof, and the Guarantor shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed or bonded, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

     (h) Cross-Default. Any "event of default" or any other default which permits a demand for, or requires, the early repayment of all obligations due by the Guarantor under any agreement (after any applicable notice and the expiration of any applicable grace period under any such agreement) relating to any Indebtedness of the Guarantor (including the Brascan Loan Documents, but subject to the Intercreditor Agreement); or

     (i) Subsidiary Agreement. An "event of default" or material breach shall have occurred and be continuing under the Subsidiary Agreement; or

     (j) Insolvency Event. An Insolvency Event shall have occurred with respect to the Guarantor, either Seller or either REIT Subsidiary; or

     (k) Enforceability. For any reason, any Repurchase Document at any time shall not be in full force and effect in all material respects or shall not be enforceable in all material respects in accordance with its terms, or any Lien granted pursuant thereto shall fail to be perfected and of first priority, or any Person (other than Buyer) shall contest the validity, enforceability, perfection or priority of any Lien granted pursuant thereto, or any party thereto (other than Buyer) shall seek to disaffirm, terminate, limit or reduce its obligations hereunder; or

     (l) Liens. Either Seller shall grant, or suffer to exist, any Lien on any Transaction Asset, except as contemplated or permitted in the Repurchase Documents; or at least one of the following fails to be true from and after the Purchase Date (A) the Purchased Assets shall not have been sold to the Buyer in accordance with this Repurchase Agreement, or (B) the Liens contemplated hereby shall cease or fail to be first priority perfected Liens on any Transaction Assets in favor of the Buyer or shall be Liens in favor of any Person other than the Buyer; or

     (m) Change of Control. A Change of Control shall have occurred; or

     (n) Going Concern. Guarantor's audited financial statements or the notes thereto or other opinions or conclusions stated therein shall be qualified or limited by reference to the status of Guarantor as a "going concern" or a reference of similar import; or

     (o) Tax Matters.

     (i) Any judicial decision, administrative pronouncement, notice or announcement, or change in law, that presents more than an insubstantial risk that dividends paid on CBO REIT II's, Guarantor's or either REIT Subsidiary's equity interests will not be wholly deductible by CBO REIT II, Guarantor or either REIT Subsidiary, respectively, for U.S. federal income tax purposes; or

     (ii) Newco fails to qualify or ceases to qualify as a disregarded entity treated as a part of the Guarantor for federal income tax purposes; or

     (iii) Either the Guarantor or CBO REIT II fails to qualify or ceases to qualify as a REIT or either REIT Subsidiary fails to qualify or ceases to be qualified as a Qualified REIT Subsidiary; or

     (iv) Any of the issuers of the Subject Securities (other than with respect to the Nomura Securities) are or will be subject to U.S. federal income tax on a net income basis or any other material tax, duty or other governmental charge.

                                   Section 14.

                                    REMEDIES

     (a) If an Event of Default occurs with respect to either Seller, the following rights and remedies are available to the Buyer; provided, that an Event of Default shall be deemed to be continuing unless expressly waived by the Buyer in writing.

     (i) At the option of the Buyer, exercised by notice to the Seller (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Insolvency Event), the Repurchase Date for the Transaction hereunder, if it has not already occurred, shall be deemed immediately to occur. Upon the occurrence of any Event of Default which is not an Insolvency Event, the Buyer shall give notice to the Sellers of the exercise of such option as promptly as practicable.

     (ii) If the Buyer exercises or is deemed to have exercised the option referred to in subsection (a)(i) of this Section,

     (A) the Sellers' obligations in such Transaction to repurchase all Purchased Assets, at the Repurchase Price therefor on the Repurchase Date determined in accordance with subsection (a)(i) of this Section, (1) shall thereupon become immediately due and payable and (2) all Proceeds paid after such exercise or deemed exercise shall be retained by the Buyer and applied to the aggregate unpaid Repurchase Price and any other amounts owed by the Sellers hereunder;

     (B) to the extent permitted by applicable law, the Repurchase Price with respect to each such Transaction shall be increased by the aggregate amount obtained by daily application of, on a 360 day per year basis for the actual number of days during the period from and including the date of the exercise or deemed exercise of such option to but excluding the date of payment of the Repurchase Price as so increased, (x) the Post-Default Rate in effect following an Event of Default to (y) the Repurchase Price for such Transaction as of the Repurchase Date as determined pursuant to subsection (a)(i) of this Section (decreased as of any day by (i) any amounts actually in the possession of Buyer pursuant to clause (C) of this subsection, and (ii) any proceeds from the sale of Purchased Assets applied to the Repurchase Price pursuant to subsection
(a)(iv) of this Section); and

     (C) Subject to Section 5(f) hereof, all Proceeds actually received by the Buyer pursuant to Section 5 (excluding any Post-Default Rate Price Differential paid pursuant to Section 5(a) and any amounts paid pursuant to Section 5(e)(i)) shall be applied to the aggregate unpaid Purchase Price owed by the Sellers. Any Proceeds in excess of the Obligations shall be returned to the Sellers.

     (iii) Upon the occurrence of one or more Events of Default, the Buyer shall have the right to obtain physical possession of all files of the Sellers relating to the Transaction Assets and all documents relating to the Purchased Assets which are then or may thereafter come in to the possession of the Sellers or any third party acting for the Sellers and the Sellers shall deliver to the Buyer such assignments as the Buyer shall request. The Buyer shall be entitled to specific performance of all agreements of the Sellers contained in the Repurchase Documents.

     (iv) At any time following notice to the Sellers (which notice may be the notice given under subsection (a)(i) of this Section), in the event the Sellers have not repurchased all Purchased Assets, the Buyer may (A) immediately assign its rights under the Transaction to an Affiliate of the Buyer, (B) immediately sell (including without limitation effecting a sale to an Affiliate of the Buyer), without demand or further notice of any kind, at a public or private sale and at such price or prices as the Buyer may deem satisfactory any or all Transaction Assets and apply the proceeds thereof to the aggregate unpaid Repurchase Prices and any other amounts owing by the Sellers hereunder or (C) in its sole discretion elect, in lieu of selling all or a portion of such Transaction Assets, to give the Sellers credit for such Transaction Assets in an amount equal to the Market Value of the Transaction Assets against the aggregate unpaid Repurchase Price and any other amounts owing by the Sellers hereunder. The proceeds of any disposition of the Transaction Assets shall be applied as determined by Buyer in its sole discretion; provided, however that any amounts in excess of the Obligations shall be returned to the Sellers.

     (v) At any time following notice to the Sellers (which notice may be the notice given under subsection (a)(i) of this Section), the Buyer may deliver a Notice of Event of Default (as defined in the Control Agreement) to the Bank.

     (vi) Each Seller recognizes that the Buyer may be unable to effect a public sale of any or all of the Transaction Assets, by reason of certain prohibitions contained in the

1934 Act and applicable state securities laws and/or the Securitization Documents or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not a view to the distribution or resale thereof. Each Seller acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the Buyer than if such sale were a public sale, and notwithstanding such circumstances, agrees that any such compelled private sale shall be deemed to have been made in a commercially reasonable manner. The Buyer shall be under no obligation to delay a sale of any of the Transaction Assets for the period of time necessary to permit the Sellers to register such Transaction Assets for public sale under the 1934 Act or under applicable state securities laws and/or the Securitization Documents, even if the Sellers would agree to do so.

     (vii) Each Seller further agrees to use its reasonable efforts to do or cause to be done all such other acts as may be reasonably necessary to make any sale or sales of any portion of the Transaction Assets pursuant to this Repurchase Agreement valid and binding and in compliance with any and all other applicable laws other than registration under applicable securities laws. Each Seller further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Buyer, that the Buyer has no adequate remedy at law in respect of such breach, and as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against each Seller, and each Seller hereby waives and agrees not to assert any defenses against any action for specific performance of such covenants except for defense that no Event of Default has occurred hereunder.

     (viii) The Sellers shall be liable to Buyer for (i) the amount of all reasonable legal or other expenses (including, without limitation, all costs and expenses of Buyer in connection with the enforcement of this Repurchase Agreement or any other agreement evidencing the Transaction, whether in action, suit or litigation or bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally, further including, without limitation, the reasonable fees and expenses of counsel incurred in connection with or as a result of an Event of Default, (ii) damages in an amount equal to the cost (including all fees, expenses and commissions) of entering into replacement transactions and entering into or terminating hedge transactions in connection with or as a result of Buyer's efforts to mitigate damages following an Event of Default, and (iii) any other loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default in respect of the Transaction.

     (ix) The Buyer shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law.

     (b) Buyer may exercise one or more of the remedies available to Buyer immediately upon the occurrence of an Event of Default and at any time thereafter without notice (other than expressly set forth herein) to the Sellers. All rights and remedies arising under this Repurchase Agreement as amended from time to time hereunder are cumulative and not exclusive of any other rights or remedies which Buyer may have.

     (c) Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and each Seller hereby expressly waives any defenses such Seller might otherwise have to require Buyer to enforce its rights by judicial process. Each Seller also waives any defense (other than a defense of payment or performance) such Seller might otherwise have arising from the use of nonjudicial process, enforcement and sale of all or any portion of the Transaction Assets, or from any other election of remedies. Each Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm's length.

     (d) To the extent permitted by applicable law, each Seller shall be liable to the Buyer for interest on any amounts owing by the Sellers hereunder, from the date the Sellers becomes liable for such amounts hereunder until such amounts are (i) paid in full by the Sellers or (ii) satisfied in full by the exercise of the Buyer's rights hereunder. Interest on any sum payable by the Sellers to the Buyer under this paragraph 14(d) shall be at a rate equal to the Post-Default Rate.

                                    Section 15.

                     INDEMNIFICATION AND EXPENSES; RECOURSE

     (a) Each Seller agrees to hold the Buyer, and its Affiliates and their officers, directors, employees, agents and advisors and controlling persons (within the meaning of federal securities laws)(each an "Indemnified Party") harmless from and indemnify any Indemnified Party on an after-tax basis against losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements (and any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, expenses or disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise), including, without limitation, the costs, expenses, and disbursements, as and when incurred, of investigating, preparing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which the Buyer is a party) of any kind which may be imposed on, incurred by or asserted against such Indemnified Party (collectively, "Costs"), (a) relating to or arising out of this Repurchase Agreement, any other Repurchase Document or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Repurchase Agreement, any other Repurchase Document or any transaction contemplated hereby or thereby, that, in each case, results from anything other than the Indemnified Party's gross negligence or willful misconduct as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction, (b) directly or indirectly caused by, relating to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in, or omissions or alleged omissions from, any statements or omission in or from any other information furnished by the Sellers to the Buyer; provided, however, such indemnity penalty shall not apply to any portion of any such loss, claim, damage, obligation, penalty, judgment, award, liability, cost, expense or disbursement to the extent it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the gross negligence or willful misconduct of Buyer or a breach by Buyer of its covenant set forth in Section 12.02 hereof.

     (b) Without limiting the generality of the foregoing, each Seller agrees to hold any Indemnified Party harmless from and indemnify such Indemnified Party against all Costs with respect to all Purchased Assets or Subject Securities relating to or arising out of any Taxes incurred or assessed in connection with the ownership of the Purchased Assets or Subject Securities, including, without limitation, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Equity Interests, that, in each case, results from anything other than the Indemnified Party's gross negligence or willful misconduct or a breach by Buyer of its covenant set forth in Section 12.02 hereof as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction. In any suit, proceeding or action brought by an Indemnified Party in connection with any of the Purchased Assets or Subject Securities for any sum owing thereunder, or to enforce any provisions of any Purchased Asset or Subject Security, each Seller will save, indemnify and hold such Indemnified Party harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by either Seller of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from a Seller. Each Seller also agrees to reimburse an Indemnified Party as and when billed by such Indemnified Party for all the Indemnified Party's costs and expenses incurred in connection with the enforcement or the preservation of the Buyer's rights under this Repurchase Agreement, any other Repurchase Document or any transaction contemplated hereby or thereby, including without limitation the reasonable fees and disbursements of its counsel.

     (c) If any action, suit, proceeding or investigation is commenced, as to which the Buyer proposes to demand indemnification, it shall notify the Sellers with reasonable promptness; provided, however, that any failure by the Buyer to notify the Sellers shall not relieve the Sellers from their obligations hereunder. The Buyer shall have the right to retain counsel of its own choice to represent it, and the Sellers shall pay the fees, expenses and disbursements of such counsel; and such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the Sellers and any counsel designated by the Sellers. The Sellers shall be liable for any settlement of any claim against the Indemnified Parties with the Seller's written consent, which consent shall not be unreasonably withheld. The Sellers shall not, without the prior written consent of Buyer, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent includes, as an unconditional term thereof, the giving by the claimant to Buyer of an unconditional and irrevocable release from all liability in respect of such claim.

     In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these indemnification provisions is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Sellers, on the one hand, and Buyer, on the other hand, shall contribute to the losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements to which the indemnified persons may be subject in accordance with the relative benefits received by the Sellers, on the one hand, and Buyer, on the other hand, and also the relative fault of the Sellers, on the one hand, and

Buyer, on the other hand, in connection with the statements, acts or omissions which resulted in such losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements and the relevant equitable considerations shall also be considered. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation. Notwithstanding the foregoing, the Buyer shall not be obligated to contribute any amount hereunder that exceeds the amount of fees received by Buyer pursuant to the Repurchase Agreement, except in connection with a breach by Buyer of its covenant set forth in Section 12.02 hereof.

     (d) Each Seller agrees to pay as and when billed by the Buyer all of the out-of-pocket costs and expenses incurred by the Buyer in connection with the development, preparation and execution of this Repurchase Agreement, any other Repurchase Document or any other documents prepared in connection herewith or therewith. Sellers agree to pay as and when billed by the Buyer all of the reasonable out-of-pocket costs and expenses incurred by Buyer on or prior to the Purchase Date in connection with the consummation of the transactions contemplated hereby and thereby including without limitation filing fees and all the reasonable fees, disbursements and expenses of outside counsel to the Buyer up to an aggregate amount of $250,000 (the "Initial Transaction Cap"), which amount shall be deducted from the Purchase Price paid for the Transaction hereunder (provided, that any expenses incurred following the Purchase Date in connection with any amendment, supplement or modification to this Repurchase Agreement, any other Repurchase Document or any other documents prepared in connection therewith shall not be subject to the Initial Transaction Cap and provided further that any expenses incurred in connection with the enforcement of any Repurchase Document shall be borne by the Seller and shall not be subject to the Initial Transaction Cap. The Buyer or its outside counsel shall provide the Sellers with itemized or detailed information related to such fees and expenses outlined above prior to payment thereof, except with respect to up to $30,000 in legal fees, which itemization shall be provided within a reasonable time following payment of such fees. Subject to Initial Transaction Cap and other limitations set forth in Section 16 hereof, each Seller agrees to pay the Buyer all the reasonable out of pocket due diligence, inspection, testing and review costs and expenses incurred by the Buyer on or prior to the Purchase Date with respect to the Subject Securities, including, but not limited to, those out of pocket costs and expenses incurred by the Buyer pursuant to Sections 15(d) and 16 hereof. The Sellers shall be responsible for all of their out-of-pocket costs and expenses incurred in connection herewith.

     (e) The obligations of the Sellers from time to time to pay the Repurchase Price, the Periodic Advance Repurchase Payments, and all other amounts due under this Repurchase Agreement shall be full recourse obligations of the Sellers.

     (f) The Sellers' agreements in this Section 15 shall survive the payment in full of the Repurchase Price, the Periodic Advance Repurchase Payments, and all other amounts due under this Repurchase Agreement and the expiration or termination of this Repurchase Agreement.

                                  Section 16.

                            CONTINUING DUE DILIGENCE

     Each Seller acknowledges that Buyer has the right to perform continuing due diligence reviews after the Purchase Date at the Buyer's sole cost and expense with respect to the Purchased Assets, the Subject Securities and the Sellers, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and each Seller agrees that upon reasonable prior notice unless an Event of Default shall have occurred, in which case no notice is required, to the Sellers, Buyer or its authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of any and all documents, records, agreements, instruments or information relating to the Purchased Assets in the possession or under the control of the Sellers. The Sellers also shall make available to Buyer a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Purchased Assets. Without limiting the generality of the foregoing, the Sellers acknowledge that Buyer may purchase Subject Securities that are Transaction Assets and/or Equity Interests from the Sellers based solely upon the information provided by the Seller to Buyer and based on the representations, warranties and covenants contained herein, and that Buyer, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Transaction Assets and each Seller shall provide Buyer with access to any and all documents, records, agreements, instruments or information relating to the Subject Securities in the possession, or under the control, of such Seller. All out-of-pocket costs and expenses incurred by Buyer in connection with Buyer's activities pursuant to this Section 16 ("Due Diligence Costs") shall be for the account of the Buyer, unless an Event of Default shall have occurred and is continuing, in which event Buyer shall have the right to perform due diligence, with reasonable Due Diligence Costs borne at the sole expense of the Sellers.

                                   Section 17.

                                  ASSIGNABILITY

     The rights and obligations of the parties under this Repurchase Agreement and under the Transaction shall not be assigned by either Seller without the prior written consent of Buyer. Subject to the foregoing, this Repurchase Agreement and the Transaction shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Nothing in this Repurchase Agreement express or implied, shall give to any Person, other than the parties to this Repurchase Agreement and their successors and assigns hereunder, any benefit of any legal or equitable right, power, remedy or claim under this Repurchase Agreement. Buyer may from time to time assign all or a portion of its rights and obligations under this Repurchase Agreement and the Repurchase Documents; provided, however that Buyer shall maintain, for review by the Sellers upon written request, a register of assignees and a copy of an executed assignment and acceptance by Buyer and assignee ("Assignment and
Acceptance"), specifying the percentage or portion of such rights and obligations assigned; and provided, further, with respect to any assignment hereunder to any Person other than a "Major Broker Dealer", such assignee, for the purposes of determining Market Value for all purposes hereunder, shall be required to obtain a Market Value determination from three Major Broker

     Dealers, the average of which shall be considered the determination of Market Value. For purposes of this Repurchase Agreement, "Major Broker Dealer" shall mean those brokers dealers listed on Schedule 8 hereof. Upon such assignment, (a) such assignee shall be a party hereto and to each Repurchase Document to the extent of the percentage or portion set forth in the Assignment and Acceptance, and shall succeed to the applicable rights and obligations of Buyer hereunder, and (b) Buyer shall, to the extent that such rights and obligations have been so assigned by it be released from its obligations hereunder and under the Repurchase Documents. Unless otherwise stated in the Assignment and Acceptance, the Sellers shall continue to take directions solely from Buyer unless otherwise notified by Buyer in writing. Buyer may distribute to any prospective assignee any document or other information delivered to Buyer by Sellers.

     The Buyer may sell participations to one or more Persons in or to all or a portion of its rights and obligations under this Repurchase Agreement; provided, however, that (i) the Buyer's obligations under this Repurchase Agreement shall remain unchanged, (ii) the Buyer shall remain solely responsible to the other parties hereto for the performance of such obligations; and (iii) the Sellers shall continue to deal solely and directly with the Buyer in connection with the Buyer's rights and obligations under this Repurchase Agreement and the other Repurchase Documents. Notwithstanding the terms of Section 7, each participant of the Buyer shall be entitled to the additional compensation and other rights and protections afforded the Buyer under Section 7 to the same extent as the Buyer would have been entitled to receive them with respect to the participation sold to such participant.

     The Buyer may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 17, disclose to the assignee or participant or proposed assignee or participant, as the case may be, any information relating to the Sellers or any of their Subsidiaries or to any aspect of the Transaction that has been furnished to the Buyer by or on behalf of the Sellers or any of their Subsidiaries; provided that such assignee or participant agrees with Buyer and Sellers to hold such information subject to the confidentiality provisions of this Repurchase Agreement.

     In the event the Buyer assigns all or a portion of its rights and obligations under this Repurchase Agreement, the parties hereto agree to negotiate in good faith an amendment to this Repurchase Agreement to add agency provisions similar to those included in repurchase agreements for similar syndicated repurchase facilities.

     Nothing set forth herein shall relieve the Buyer's obligation to cause the Transaction to be treated in the manner described in Section 20.

                                    Section 18.

                   HYPOTHECATION OR PLEDGE OF PURCHASED ASSETS

     (a) Title to all Purchased Assets shall pass to Buyer. Nothing in this Repurchase Agreement shall preclude the Buyer from engaging in repurchase transactions with the Purchased Assets or otherwise pledging or repledging the Purchased Assets and, in the event of a Default by either Seller, from otherwise transferring, hypothecating or rehypothecating the

Purchased Assets; but no such transaction shall relieve Buyer of its obligations under the Repurchase Documents, including, without limitation, its obligation to transfer the Purchased Assets pursuant to Section 3 or its obligation to credit or pay Proceeds of the Purchased Assets to the Sellers, or to apply any such Proceeds to the Obligations of the Sellers, in accordance with
Section 5, or in the absence of a Default by either Seller to cause the Transaction to be treated in the manner described in Section 20. Nothing contained in this Repurchase Agreement shall obligate the Buyer to segregate any Transaction Assets or Subject Securities delivered to the Buyer by the Sellers.

     (b) Notwithstanding anything to the contrary in this Repurchase Agreement or any other Repurchase Document, no Equity Interest, or Subject Security shall remain in the custody of either Seller or any Affiliate thereof.

                   Section 19. Establishment of ESCROW.

     Contemporaneously with the execution of this Repurchase Agreement, Guarantor, Buyer, Brascan Investor and LaSalle Bank, National Association have entered into the Escrow Agreement which shall govern the escrow and release of the Purchase Price on the Purchase Date. In the event that the Escrow Release (as defined in the Escrow Agreement) does not occur on or before the date that is 30 calendar days after the date hereof or if a Change of Control shall have occurred on such earlier date, then on such applicable date, the Escrow Agent (as defined in the Escrow Agreement) shall release the funds as set forth in
Section 5(e) of the Escrow Agent.

                                   Section 20.

                                  TAX TREATMENT

     Each party to this Repurchase Agreement acknowledges that its intent for accounting purposes and purposes of U.S. federal, state and local income and franchise taxes, to treat the Transaction as indebtedness of each Seller that is secured by the Purchased Assets and that the Purchased Assets are owned by the CBO REIT II and the Guarantor for federal income tax purposes (Newco being a disregarded entity for federal income tax purposes) so long as no Event of Default has occurred. All parties to this Repurchase Agreement agree to such treatment and agree to take no action inconsistent with this treatment, unless required by law.

                                   Section 21.

                                     Set-off

     In addition to any rights and remedies of the Buyer hereunder and by law, the Buyer shall have the right, without prior notice to the Sellers, any such notice being expressly waived by each Seller to the extent permitted by applicable law, upon any amount becoming due and payable by the Sellers hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Buyer or any Affiliate which is a part of Buyer's consolidated group for financial reporting purposes to or for the credit or the account of either Seller or any Affiliate thereof which is part of the Guarantor's consolidated group for financial reporting purposes. The Buyer agrees promptly (but in no event later than five (5) Business Days following any set-off) to notify the Sellers after any such set-off and application made by the Buyer; provided that the failure to give such notice shall not affect the validity of such set-off and application.

                                   Section 22.

                                  TERMINABILITY

     Each representation and warranty made or deemed to be made by entering into the Transaction, herein or pursuant hereto shall survive the making of such representation and warranty, and the Buyer shall not be deemed to have waived any Default that may arise because any such representation or warranty shall have proved to be not true and correct in all material respects, notwithstanding that the Buyer may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time the Transaction was made. Notwithstanding any such termination or the occurrence of an Event of Default, all of the representations and warranties and covenants hereunder shall continue and survive. The obligations of the Sellers under Section 15 hereof shall survive the termination of this Repurchase Agreement.

                                  Section 23.

                        NOTICES AND OTHER COMMUNICATIONS

     Except as otherwise expressly permitted by this Repurchase Agreement, all notices, requests and other communications provided for herein (including without limitation any modifications of, or waivers, requests or consents under, this Repurchase Agreement) shall be given or made in writing (including without limitation by telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or thereof); or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. Except as otherwise provided in this Repurchase Agreement and except for notices given under Section 3 (which shall be effective only on receipt), all such communications shall be deemed to have been duly given when transmitted by telecopy or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

                                  Section 24.

                ENTIRE AGREEMENT; SEVERABILITY; Single Agreement

     This Repurchase Agreement, together with the Repurchase Documents, constitute the entire understanding between Buyer and the Sellers with respect to the subject matter they cover and shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions involving Purchased Assets other than the CDO Engagement Letter. By acceptance of this Repurchase Agreement, Buyer and each Seller acknowledge that they have not made, and are not relying upon, any statements, representations, promises or undertakings not contained in this Repurchase Agreement or the CDO Engagement Letter. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

                                   Section 25.

                                  GOVERNING LAW

     THIS REPURCHASE AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

                                   Section 26.

                       Submission To Jurisdiction; Waivers

     BUYER AND EACH SELLER HEREBY IRREVOCABLY AND  UNCONDITIONALLY:

     (i) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS REPURCHASE AGREEMENT AND THE OTHER REPURCHASE DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

     (ii) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

     (iii) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH THE BUYER SHALL HAVE BEEN NOTIFIED; AND

(iv) THE BUYER AND THE SELLER HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS REPURCHASE AGREEMENT, ANY OTHER REPURCHASE DOCUMENT OR THE TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

                                  Section 27.

                                NO WAIVERS, ETC.

     No failure on the part of the Buyer or either Seller to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Repurchase Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Repurchase Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. An Event of Default shall be deemed to be continuing unless expressly waived by the Buyer in writing.

                                   Section 28.

                                     NETTING

     If the Buyer and the Seller are "financial institutions" as now or hereinafter defined in Section 4402 of Title 12 of the United States Code ("Section 4402") and any rules or regulations promulgated thereunder,

     (a) All amounts to be paid or advanced by one party to or on behalf of the other under this Repurchase Agreement or the Transaction hereunder shall be deemed to be "payment obligations" and all amounts to be received by or on behalf of one party from the other under this Repurchase Agreement or the Transaction hereunder shall be deemed to be "payment entitlements" within the meaning of Section 4402, and this Repurchase Agreement shall be deemed to be a "netting contract" as defined in Section 4402.

     (b) The payment obligations and the payment entitlements of the parties hereto pursuant to this Repurchase Agreement and the Transaction hereunder shall be netted as follows. In the event that either party (the "Defaulting Party") shall fail to honor any payment obligation under this Repurchase Agreement or the Transaction hereunder, the other party (the "Nondefaulting Party") shall be entitled to reduce the amount of any payment to be made by the Nondefaulting Party to the Defaulting Party by the amount of the payment obligation that the Defaulting Party failed to honor.

                                   Section 29.

                                 CONFIDENTIALITY

     The Buyer and each Seller hereby acknowledge and agree that all written or computer-readable information provided by one party to any other regarding the terms set forth in any of the Repurchase Documents or the Transaction contemplated thereby (the "Confidential Terms") shall be kept confidential and shall not be divulged to any party without the prior written consent of such other party except to the extent that (i) it is necessary to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies or regulatory bodies or in order to comply with any applicable federal or state laws, (ii) any of the Confidential Terms are in the public domain other than due to a breach of this covenant, or (iii) in the event of an Event of Default the Buyer determines such information to be necessary or desirable to disclose in connection with the marketing and sales of the Purchased Assets or otherwise to enforce or exercise the Buyer's rights hereunder. The provisions set forth in this Section 29 shall survive the termination of this Repurchase Agreement.

                                   Section 30.

                                     Intent

     (a) The parties recognize that the Transaction is a "repurchase agreement" as that term is defined in Section 101 of Title 11 of the United States Code, as amended (except insofar as the type of Transaction Assets subject to the Transaction or the term of the Transaction would render such definition inapplicable), and a "securities contract" as that term is defined in Section 741 of Title 11 of the United States Code, as amended (except insofar as the type of assets subject to the Transaction would render such definition inapplicable).

     (b) It is understood that the Buyer's right to liquidate the Transaction Assets delivered to it in connection with the Transaction hereunder or to exercise any other remedies pursuant to Paragraph 14 hereof is a contractual right to liquidate the Transaction as described in Sections 555 and 559 of Title 11 of the United States Code, as amended.

     (c) The parties agree and acknowledge that if a party hereto is an "insured depository institution," as such term is defined in the Federal Deposit Insurance Act, as amended ("FDIA"), then the Transaction hereunder is a "qualified financial contract," as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to the Transaction would render such definition inapplicable).

     (d) It is understood that this Repurchase Agreement constitutes a "netting contract" as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") and each payment entitlement and payment obligation under the Transaction hereunder shall constitute a "covered contractual payment entitlement" or "covered contractual payment obligation", respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a "financial institution" as that term is defined in FDICIA).

                                  Section 31.

               Disclosure Relating to Certain Federal Protections

     The parties acknowledge that they have been advised that:

     (a) in the case of a Transaction in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission ("SEC") under
Section 15 of the Securities Exchange Act of 1934 ("1934 Act"), the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 ("SIPA") do not protect the other party with respect to such Transaction hereunder;

     (b) in the case of a Transaction in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to such Transaction hereunder; and

     (c) in the case of a Transaction in which one of the parties is a financial institution, funds held by the financial institution pursuant to such Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.

                                  Section 32.

                                 AUTHORIZATIONS

     Any of the persons whose names and titles appear on Schedule 4 are authorized, acting singly, to act for each Seller or Buyer, as the case may be, under this Repurchase Agreement.

                                  Section 33.

                                  MISCELLANEOUS

     (a) Counterparts. This Repurchase Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Repurchase Agreement by signing any such counterpart.

     (b) Captions. The captions and headings appearing herein are for included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Repurchase Agreement.

     (c) Acknowledgment. Each party hereby acknowledges that:

     (i) it has been advised by counsel in the negotiation, execution and delivery of this Repurchase Agreement and the other Repurchase Documents;

     (ii) the Buyer and the Sellers have no fiduciary relationship to one another; and

     (iii) no joint venture exists between the Buyer and either Seller.

                                  Section 34.

                         Joint and Several OBLIGATIONS.

     Sellers  and Buyer  hereby  acknowledge  and agree  that  Sellers  are each
jointly   and   severally   liable  to  Buyer   for  all  of  their   respective
representations, warranties and covenants hereunder.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have entered into this Repurchase Agreement as of the date set forth above.


                                   BUYER:

                                   BEAR, STEARNS INTERNATIONAL LIMITED


                                   /s/Paul M. Friedman
                                   ---------------------------------------
                                   Name:  Paul M. Friedman
                                   Title:  Senior Managing Director


                                   Address for Notices:
                                   -------------------
                                   Bear, Stearns International Limited
                                   383 Madison Avenue
                                   New York, New York 10179
                                   Attn:  General Counsel
                                   Fax: 212-272-4933


                                   With a copy to:

                                   Bear, Stearns International Limited
                                   383 Madison Avenue
                                   New York, New York 10179
                                   Attn:  James J. Higgins, Senior Managing
                                            Director
                                   Fax: 212-272-7047

                                   SELLER:


                                   CRIIMI NEWCO, LLC



                                   /s/David B. Iannarone
                                   -----------------------------------------
                                   Name:  David B. Iannarone
                                   Title:  Executive Vice President

                                   Address for Notices:
                                   -------------------
                                   11200 Rockville Pike
                                   Rockville, MD 20852
                                   Attention: Cindy Azzara
                                   Telecopier No.:  (301) 255-0620
                                   Telephone No:  (301) 816-2300


                                   SELLER:


                                   CBO REIT II, INC.



                                   /s/David B. Iannarone
                                   -----------------------------------
                                   Name:  David B. Iannarone
                                   Title:  Executive Vice President

                                   Address for Notices:
                                   -------------------
                                   11200 Rockville Pike
                                   Rockville, MD 20852
                                   Attention: Cindy Azzara
                                   Telecopier No.:  (301) 255-0620
                                   Telephone No:  (301) 816-2300

                                   SCHEDULE 1

              REPRESENTATIONS AND WARRANTIES RE: SUBJECT SECURITIES



For purposes of this Schedule 1 and the representations and warranties set forth herein, a breach of a representation or warranty shall be deemed to have been cured with respect to a Subject Security if and when the related Seller has taken or caused to be taken action such that the event, circumstance or condition that gave rise to such breach no longer adversely affects such Subject Security. With respect to those representations and warranties which are made to the Knowledge of the Sellers, if it is discovered by the related Seller or the Buyer that the substance of such representation and warranty is inaccurate, notwithstanding such Seller's lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty.

Each Seller represents and warrants to the Buyer, with respect to each Subject Security, that as of the Purchase Date for the purchase of any Equity Interest by the Buyer from the related Seller and as of the date of this Repurchase Agreement and the Transaction hereunder and at all times while the Repurchase Documents and the Transaction hereunder is in full force and effect, the following:

     (a)  Securities  as  Described.  The  information  set  forth in the  Asset
Schedule is complete, true and correct:

     (b) Compliance with Applicable Laws. To the Knowledge of the Sellers, all of the Subject Securities have been validly issued in accordance with all applicable laws, and are fully paid and non-assessable;

     (c) No Encumbrances. There are (i) no outstanding rights, options, warrants or agreements for a purchase, sale or issuance, in connection with the Subject Securities other than any clean-up call described in the related offering memorandum, (ii) no agreements on the part of either Seller to issue, sell or distribute the Subject Securities, and (iii) no obligations on the part of either Seller (contingent or otherwise) to purchase, redeem or otherwise acquire any securities or any interest therein or to pay any dividend or make any distribution in respect of the Subject Securities;

     (d) Ownership. The related Seller or REIT Subsidiary, as applicable, is, or will be upon issuance of the Subject Securities, the record and beneficial owner of, and has, or will have upon issuance, good title to, the Subject Securities free of any and all liens or options in favor of, or claims of, any other Person, except the security interest created by this Repurchase Agreement;

     (e) First Priority Security Interest; Security Entitlement. The Subject Securities, to the extent pledged hereunder, shall be unencumbered, and the Repurchase Agreement, together with delivery to the Buyer and the filing of a financing statement naming the related

                                    Sch. 1-1

Seller or REIT Subsidiary as "debtor" and the Buyer as "secured party" and describing such Subject Securities as the "collateral", will create a valid first priority perfected security interest in such Subject Securities in favor of the Buyer in accordance with its terms against all creditors of each Seller and any Persons purporting to purchase such Subject Securities from the related Seller, and without limitation the Buyer shall have a "security entitlement" thereto. Each Seller has obtained from any and all concerned creditors, any waivers, amendments, releases or acknowledgments necessary to create and perfect in favor of the Buyer the first priority security interests provided herein;

     (f) Proper Form. The Subject Securities are certificated securities in registered form, or are in uncertificated form and (i) held through the facilities of a Relevant System in book-entry form, or (ii) registered on the books of the issuer thereof;

     (g) Validity of Governing Agreement. To the Knowledge of the Sellers, the related Securitization Document and any other agreement executed and delivered in connection with the Securitization Document are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms; the issuer of the Subject Securities had legal capacity to enter into the Securitization Document and the Trustee had the legal capacity to execute and deliver Securitization Document and any such agreement, and the Securitization Document and any such other related agreement to which such issuer is a party have been duly and properly executed by such issuer, as applicable;

     (h) Original Terms Unmodified. To the Knowledge of the Sellers, the terms of the Securitization Document and the related Subject Securities have not been impaired, altered or modified in any material respect other than as set forth on the Asset Schedule.

     (i) No Waiver. Neither Seller has waived the performance by the Trustee of any action, if the Trustee's failure to perform such action would cause the Securitization Document to be in default, nor has either Seller waived any default resulting from any action or inaction by the Trustee.

     (j) No Defaults. To the Knowledge of the Sellers, there is no default, breach, violation or event of acceleration existing under the Securitization Document and no event has occurred which, with the passage of time or giving of notice or both and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and neither Seller nor, to the Knowledge of the Sellers, its predecessors in interest have waived any such default, breach, violation or event of acceleration.

     (k) Subject Securities Assignable. Each Subject Security that is a Transaction Asset is transferable to the Buyer subject to any documents required to be delivered pursuant to the related Securitization Document, and each such required document has been delivered to the Buyer on or prior to the Purchase Date. The Securitization Document permits the related Seller to pledge or transfer such Subject Security pursuant to the Repurchase Agreement.

     (l) Taxes. Each Seller or issuer of Subject Securities has timely filed all federal income tax returns and all other material tax returns that are required to be filed by them and has timely paid all Taxes due, except for any such Taxes as are being appropriately contested in good

                                    Sch. 1-2
faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided. The charges, accruals and reserves on the books of each Seller or issuer with respect to the Subject Securities in respect of Taxes and other governmental charges are adequate.

     (m) Nomura. To the Knowledge of the Sellers, the issuer of the Nomura Securities is and has been at all times since its organization a REMIC, as defined in section 860D of the Code.

     (n) None of the issuers of the Subject Securities is subject to U.S. federal income tax on a net income basis, or any other material tax, duty or other government charge.

                                    Sch. 1-3

                                   SCHEDULE 2

                                    RESERVED







                                    Sch. 2-1

                                   SCHEDULE 3


                                    RESERVED





                                    Sch. 3-1

                                 SCHEDULE 4

                       RESPONSIBLE OFFICERS OF THE SELLERS

David B. Iannarone--Executive Vice President
Cynthia O. Azzara--Senior Vice President/Chief Financial Officer/Treasurer Mark A. Libera--Vice President and General Counsel
Eugene Bredow--Vice President and Controller
Nancy E. Currier--Vice President and Assistant Secretary





                                  Sch. 4-1

                        RESPONSIBLE OFFICERS OF THE BUYER

Paul Friedman--Senior Managing Director
David Marren--Director




                                    Sch. 4-2

                                   SCHEDULE 5

                               SUBJECT SECURITIES

Nomura Securities:

Nomura Asset Securities Corporation, NASC Commercial Mortgage Trust 1998-D6, Commercial Mortgage Pass-Through Certificates, Series 1998-D6,
Class B7 Certificates.  [Owned by CBO REIT II]

CBO-1 Securities:

CRIIMI MAE Trust I Commercial Mortgage Bond, Series 1996-C1: Class P Owner Trust Certificates. [Owned by CRIIMI QRS1]

CRIIMI MAE Trust I Commercial Mortgage Bond, Series 1996-C1: Class R Owner Trust Certificates. [Owned by CRIIMI QRS1]

CRIIMI MAE Trust I Commercial Mortgage Bond, Series 1996-C1: Class XS Owner Trust Certificate. [Owned by CRIIMI QRS1]

CRIIMI MAE Trust I Commercial Mortgage Bond, Series 1996-C1: Class F Bond. [Owned by CRIIMI QRS1]

CBO-2 Securities:

CRIIMI MAE Commercial Mortgage Trust, Commercial Mortgage Bonds, Series 1998-C1 Class A Owner Trust Certificate. [Owned by CRIIMI CMBS]

CRIIMI MAE Commercial Mortgage Trust, Commercial Mortgage Bonds, Series 1998-C1, Class R Owner Trust Certificate. [Owned by CRIIMI CMBS]

CRIIMI MAE Commercial Mortgage Trust, Commercial Mortgage Bonds, Series 1998-C1, Class D1 Bonds. [Owned by CBO REIT II].

CRIIMI MAE Commercial Mortgage Trust, Commercial Mortgage Bonds, Series 1998-C1, Class D2 Bonds. [Owned by CBO REIT II]

CRIIMI MAE Commercial Mortgage Trust, Commercial Mortgage Bonds, Series 1998-C1, Class E Bonds. [Owned by CBO REIT II]

CRIIMI MAE Commercial Mortgage Trust, Commercial Mortgage Bonds, Series 1998-C1, Class F Bonds. [Owned by CBO REIT II]

CRIIMI MAE Commercial Mortgage Trust, Commercial Mortgage Bonds, Series 1998-C1, Class G Bonds. [Owned by CBO REIT II]

                                    Sch. 5-1

CRIIMI MAE Commercial Mortgage Trust, Commercial Mortgage Bonds, Series 1998-C1, Class H1 Bonds. [Owned by CBO REIT II]

CRIIMI MAE Commercial Mortgage Trust, Commercial Mortgage Bonds, Series 1998-C1, Class H2 Bonds. [Owned by CBO REIT II]

CRIIMI MAE Commercial Mortgage Trust, Commercial Mortgage Bonds, Series 1998-C1, Class J Bonds. [Owned by CBO REIT II]





                                    Sch. 5-2

                                   SCHEDULE 6

                                 ASSET SCHEDULE

CBO REIT II Purchased Stock:

Certificates Number 1 representing 1000 shares of common stock and Certificate
 Number 3 representing 400 shares of preferred stock issued to CRIIMI Newco, LLC by CBO REIT II, Inc. with a duly executed stock power from CRIIMI Newco, LLC.

CMBS Corp. Purchased Stock:
--------------------------

Certificate number 1 representing 1000 shares of common stock issued to CRIIMI MAE Inc. by CRIIMI MAE CMBS Corp., with (a) a stock power endorsed from CRIIMI MAE Inc. to CRIIMI Newco Member Inc., (b) a stock power endorsed from CRIIMI Newco Member, Inc. to CRIIMI Newco LLC, (c) a stock power endorsed from CRIIMI Newco, LLC to CBO REIT II, Inc. and (d) a stock power endorsed in blank from CBO REIT II, Inc.

QRS 1 Purchased Stock:

Certificate number 1 representing 100 shares of common stock issued to CRIIMI MAE Inc. by CRIIMI MAE QRS 1, Inc. with (a) a stock power endorsed from CRIIMI MAE Inc. to CRIIMI Newco Member Inc., (b) a stock power endorsed from CRIIMI Newco Member, Inc. to CRIIMI Newco LLC, (c) a stock power endorsed from CRIIMI Newco, LLC to CBO REIT II, Inc. and (d) a stock power endorsed in blank from CBO REIT II, Inc.

Nomura Securities:

Nomura Asset Securities Corporation, NASC Commercial Mortgage Trust 1998-D6, Commercial Mortgage Pass-Through Certificates, Series 1998-D6, Class B7 Certificates.

CBO-2 Securities:

CRIIMI MAE Commercial Mortgage Trust, Commercial Mortgage Bonds, Series 1998-C1, Class D1 Bonds.

CRIIMI MAE Commercial Mortgage Trust, Commercial Mortgage Bonds, Series 1998-C1, Class D2 Bonds.

CRIIMI MAE Commercial Mortgage Trust, Commercial Mortgage Bonds, Series 1998-C1, Class E Bonds.

CRIIMI MAE Commercial Mortgage Trust, Commercial Mortgage Bonds, Series 1998-C1, Class F Bonds.

CRIIMI MAE Commercial Mortgage Trust, Commercial Mortgage Bonds, Series 1998-C1, Class G Bonds.

                                    Sch. 6-1

CRIIMI MAE Commercial Mortgage Trust, Commercial Mortgage Bonds, Series 1998-C1, Class H1 Bonds.

CRIIMI MAE Commercial Mortgage Trust, Commercial Mortgage Bonds, Series 1998-C1, Class H2 Bonds.

CRIIMI MAE Commercial Mortgage Trust, Commercial Mortgage Bonds, Series 1998-C1, Class J Bonds.



                                    Sch. 6-2

                                   SCHEDULE 7

                              EXISTING INDEBTEDNESS

The outstanding Series A Senior Secured Notes and Series B Senior Secured Notes of the Guarantor.

The Master Repurchase Agreement (including all annexes thereto) between the Guarantor and ORIX Capital Markets, LLC (the successor in interest to Merrill Lynch Mortgage Capital, Inc. and German American Capital Corporation).








                                    Sch. 7-1

                                   SCHEDULE 8

                          LIST OF MAJOR BROKER DEALERS



Lehman Brothers Inc.

Goldman, Sachs & Co.

Morgan Stanley Dean Witter

Credit Suisse First Boston Corporation

Bear, Stearns & Co. Inc.

Deutsche Bank Securities Inc.

Greenwich Capital Markets, Inc.

JP Morgan Securities Inc.

Wachovia Securities, Inc.

Banc of America Securities LLC

Salomon Smith Barney Inc.

Nomura Securities International, Inc.

UBS Warburg LLC




                                    Sch. 7-1

                                                                  EXHIBIT A

                             FORM OF OPINION LETTER

Bear, Stearns International Limited
383 Madison Avenue
New York, New York 10179

Dear Sirs and Mesdames:

You have requested our opinion as counsel to CRIIMI MAE, Inc., a corporation organized and existing under the laws of Maryland ("CRIIMI"), CRIIMI NEWCO, LLC, a limited liability company organized and existing under the laws of Maryland ("Newco"), CBO REIT, Inc., a corporation organized and existing under the laws of Maryland ("CBO REIT"), and CBO REIT II, Inc., a corporation organized and existing under the laws of Maryland ("CBO REIT II", and collectively with Newco, the "Sellers"), with respect to certain matters in connection with that certain Repurchase Agreement governing purchases and sales of certain Transaction Assets, dated as of January __, 2003 (the "Repurchase Agreement"), by and among the Sellers and Bear, Stearns International Limited (the "Buyer"), that certain Control Agreement, dated as of January __, 2003 (the "Control Agreement"), by and between the Buyer, the Sellers and [BANK], that certain Subsidiary Agreement, dated as of January __, 2003 (the "Subsidiary Agreement"), by and between CRIIMI MAE QRS1, Inc., a corporation organized and existing under the laws of Delaware ("CRIIMI QRS1"), and CRIIMI MAE CMBS Corp., a corporation organized and existing under the laws of Delaware ("CRIIMI CMBS", and collectively with CRIIMI QRS1, the "REIT Subsidiaries") in favor of the Buyer, that certain Contribution Agreement, dated as of January __, 2003 (the "Contribution Agreement"), by and between the Sellers, [insert description of transfer documents, pursuant to which CBO REIT's assets are transferred to CBO REIT II] (the "Transfer Agreements") and that certain Guarantee, dated as of January __, 2003 (the "Guarantee"), by CRIIMI in favor of the Buyer. The Repurchase Agreement, the Subsidiary Agreement, the Contribution Agreement, the Guarantee, the Transfer Agreements and the Control Agreement are hereinafter collectively referred to as the "Governing Agreements." [Note: "Governing Agreements" may have to include the agreements pursuant to which the CBO REIT assets end up as assets of CBO REIT II.] Capitalized terms not otherwise defined herein have the meanings set forth in the Repurchase Agreement.

                  We have examined the following documents:

                  1.       the Repurchase Agreement;

                  2.       the Control Agreement;

                  3.       the Subsidiary Agreement;

                  4.       the Guarantee;

                  5.       the Contribution Agreement;

                                    Exh. A-1

                  6.       the Transfer Agreements;

                  7.       the Securitization Documents;

                  8.       unfiled copies of the financing statements listed on
                           Schedule 1 (collectively, the "Financing Statements") naming each Seller as debtor and the Buyer as secured party and describing the Transaction Assets (as defined in the Repurchase Agreement) as to which security interests may be perfected by filing under the Uniform Commercial Code of the States listed on
                           Schedule 1 (the "Filing Collateral"), which we understand will be filed in the filing offices listed on Schedule 1 (the "Filing Offices");

                  9. the reports listed on Schedule 2 as to UCC financing statements (collectively, the "UCC Search Report") naming the Sellers as debtor and on file in the Filing Office; and

                  10. the organizational documents of CRIIMI, the Sellers and the REIT Subsidiaries, and such other documents, records and papers as we have deemed necessary and relevant as a basis for this opinion.

     We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to us as copies.

     Based upon the foregoing, it is our opinion that:

     1. CBO REIT II is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and is qualified to transact business in, and is in good standing under, the laws of the [State of __________]. Newco is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to transact business in, and is in good standing under, the laws of the [State of __________].

     2. CRIIMI is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and is qualified to transact business in, and is in good standing under, the laws of the [State of __________].

     3. CRIIMI QRS1 is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to transact business in, and is in good standing under, the laws of the [State of __________]. CRIIMI CMBS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to transact business in, and is in good standing under, the laws of the [State of __________].

     4. CBO REIT is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and is qualified to transact business in, and is in good standing under, the laws of the [State of __________].

                                    Exh. A-2

     5. At the date hereof, the authorized capital stock of CBO REIT II consists of 1,000 shares of common stock and 499 shares of preferred stock, of which all shares have been designated Series A Preferred Stock. As of the date of this Agreement, 1,000 shares of common stock and 400 shares of Series A Preferred Stock were issued and outstanding. All of the issued and outstanding shares of capital stock of CBO REIT II are validly issued, fully paid and nonassessable and free of preemptive rights. To the best of our knowledge, there are no shares of capital stock of CBO REIT II issued or outstanding, no options, warrants or rights to acquire, or other securities convertible into, capital stock of CBO REIT II, and no agreements or commitments obligating CBO REIT II to issue, sell or acquire any shares of its capital stock.

     6. All the outstanding shares of capital stock of CBO REIT II are beneficially owned by Newco, directly or indirectly, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state or foreign securities laws) or, to the best of our knowledge, claims, Liens, options, warrants, rights, contracts or commitments, and all such shares are, to the best of our knowledge, duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.

     7. At the date hereof, the authorized capital stock of CRIIMI QRS1 consists of 100 shares of common stock and the authorized stock of CRIIMI CMBS consists of 1,000 shares of common stock. As of the date of this Agreement, 100 shares of common stock with respect to CRIIMI QRS1 and 1000 shares of common stock with respect to CRIIMI CMBS were issued and outstanding. All of the issued and outstanding shares of capital stock with respect to each REIT Subsidiary are validly issued, fully paid and nonassessable and free of preemptive rights. To the best of our knowledge, there are no shares of capital stock of either REIT Subsidiary issued or outstanding, no options, warrants or rights to acquire, or other securities convertible into, capital stock of either REIT Subsidiary, and no agreements or commitments obligating either REIT Subsidiary to issue, sell or acquire any shares of its capital stock.

     8. All the outstanding shares of capital stock of each REIT Subsidiary are beneficially owned by CBO REIT II, directly or indirectly, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state or foreign securities laws) or, to the best of our knowledge, claims, Liens, options, warrants, rights, contracts or commitments, and all such shares are, to the best of our knowledge, duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.

     9. The execution, delivery and performance by each Seller of the Governing Agreements to which it is a party, and the sales by each Seller and the pledge of the Transaction Assets under the Repurchase Agreement have been duly authorized by all necessary corporate action on the part of such Seller. Each of the Governing Agreements have been executed and delivered by each Seller, and are legal, valid and binding agreements enforceable in accordance with their respective terms against such Seller, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance, none of which will materially interfere with the realization of the benefits provided thereunder or with the Buyer's purchase of the Transaction Assets and/or the Buyer's security interest in the Transaction Assets.

                                    Exh. A-3

     10. The execution, delivery and performance by each REIT Subsidiary of the Governing Agreements to which it is a party have been duly authorized by all necessary corporate action on the part of such REIT Subsidiary. Each of the Governing Agreements have been executed and delivered by each REIT Subsidiary, and are legal, valid and binding agreements enforceable in accordance with their respective terms against such REIT Subsidiary, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance, none of which will materially interfere with the realization of the benefits provided thereunder.

     11. The execution, delivery and performance by CRIIMI of the Governing Agreements to which it is a party have been duly authorized by all necessary corporate action on the part of CRIIMI. Each of the Governing Agreements have been executed and delivered by CRIIMI, and are legal, valid and binding agreements enforceable in accordance with their respective terms against CRIIMI, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance, none of which will materially interfere with the realization of the benefits provided thereunder.

     12. The execution, delivery and performance by CBO REIT of the Governing Agreements to which it is a party have been duly authorized by all necessary corporate action on the part of CBO REIT. Each of the Governing Agreements have been executed and delivered by CBO REIT, and are legal, valid and binding agreements enforceable in accordance with their respective terms against CBO REIT, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance, none of which will materially interfere with the realization of the benefits provided thereunder.

     13. No consent, approval, authorization or order of, and no filing or registration with, any court or governmental agency or regulatory body is required on the part of each Seller for the execution, delivery or performance by such Seller of the Governing Agreements to which it is a party, or for the sales by each Seller under the Repurchase Agreement or the sale of the Transaction Assets to the Buyer and/or the granting of a security interest to the Buyer in the Transaction Assets pursuant to the Repurchase Agreement.

     14. No consent, approval, authorization or order of, and no filing or registration with, any court or governmental agency or regulatory body is required on the part of each REIT Subsidiary for the execution, delivery or performance by such REIT Subsidiary of the Governing Agreements to which it is a party.

     15. No consent, approval, authorization or order of, and no filing or registration with, any court or governmental agency or regulatory body is required on the part of CRIIMI for the execution, delivery or performance of the Governing Agreements to which it is a party.

     16. No consent, approval, authorization or order of, and no filing or registration with, any court or governmental agency or regulatory body is required on the part of

                                    Exh. A-4

CBO REIT for the execution, delivery or performance of the Governing Agreements to which it is a party.

     17. The execution, delivery and performance by each Seller of, and the consummation of the transactions contemplated by, the Governing Agreements to which it is a party do not and will not (a) violate any provision of such Seller's charter, by-laws or other organizational documents, (b) violate any applicable law, rule or regulation, (c) violate any order, writ, injunction or decree of any court or governmental authority or agency or any arbitral award applicable to such Seller of which we have knowledge (after due inquiry) or (d) result in a breach of, constitute a default under, require any consent under, or result in the acceleration or required prepayment of any indebtedness pursuant to the terms of, any agreement or instrument to which such Seller is a party or by which it is bound or to which it is subject, or (except for the Liens created pursuant to the Repurchase Agreement) result in the creation or imposition of any Lien upon any Property of such Seller pursuant to the terms of any such agreement or instrument.

     18. The execution, delivery and performance by each REIT Subsidiary of, and the consummation of the transactions contemplated by, the Governing Agreements to which it is a party do not and will not (a) violate any provision of such REIT Subsidiary's charter, by-laws or other organizational documents, (b) violate any applicable law, rule or regulation, (c) violate any order, writ, injunction or decree of any court or governmental authority or agency or any arbitral award applicable to such REIT Subsidiary of which we have knowledge (after due inquiry) or (d) result in a breach of, constitute a default under, require any consent under, or result in the acceleration or required prepayment of any indebtedness pursuant to the terms of, any agreement or instrument to which such REIT Subsidiary is a party or by which it is bound or to which it is subject, or result in the creation or imposition of any Lien upon any Property of such REIT Subsidiary pursuant to the terms of any such agreement or instrument.

     19. The execution, delivery and performance by CRIIMI of, and the consummation of the transactions contemplated by, the Governing Agreements to which it is a party do not and will not (a) violate any provision of CRIIMI's charter, by-laws or other organizational documents, (b) violate any applicable law, rule or regulation, (c) violate any order, writ, injunction or decree of any court or governmental authority or agency or any arbitral award applicable to CRIIMI of which we have knowledge (after due inquiry) or (d) result in a breach of, constitute a default under, require any consent under, or result in the acceleration or required prepayment of any indebtedness pursuant to the terms of, any agreement or instrument to which CRIIMI is a party or by which it is bound or to which it is subject, or result in the creation or imposition of any Lien upon any Property of CRIIMI pursuant to the terms of any such agreement or instrument.

     20. The execution, delivery and performance by CBO REIT of, and the consummation of the transactions contemplated by, the Governing Agreements to which it is a party do not and will not (a) violate any provision of CBO REIT's charter, by-laws or other organizational documents, (b) violate any applicable law, rule or regulation, (c) violate any order, writ, injunction or decree of any court or governmental authority or agency or any arbitral award applicable to CBO REIT of which we have knowledge (after due inquiry) or (d) result in a breach of, constitute a default under, require any consent under, or result in the acceleration or

                                    Exh. A-5
required prepayment of any indebtedness pursuant to the terms of, any agreement or instrument to which CBO REIT is a party or by which it is bound or to which it is subject, or result in the creation or imposition of any Lien upon any Property of CBO REIT pursuant to the terms of any such agreement or instrument.

     21. There is no action, suit, proceeding or investigation pending or, to the best of our knowledge, threatened against either Seller which, in our judgment, either in any one instance or in the aggregate, would be reasonably likely to result in any material adverse change in the properties, business or financial condition, or prospects of such Seller or in any material impairment of the right or ability of such Seller to carry on its business substantially as now conducted or in any material liability on the part of such Seller or which would draw into question the validity of the Governing Agreements to which it is a party or the Transaction Assets or of any action taken or to be taken in connection with the transactions contemplated thereby, or which would be reasonably likely to impair materially the ability of such Seller to perform under the terms of the Governing Agreements to which it is a party or the Transaction Assets.

     22. There is no action, suit, proceeding or investigation pending or, to the best of our knowledge, threatened against either REIT Subsidiary which, in our judgment, either in any one instance or in the aggregate, would be reasonably likely to result in any material adverse change in the properties, business or financial condition, or prospects of such REIT Subsidiary or in any material impairment of the right or ability of such REIT Subsidiary to carry on its business substantially as now conducted or in any material liability on the part of such REIT Subsidiary or which would draw into question the validity of the Governing Agreements to which it is a party or the Subject Securities or of any action taken or to be taken in connection with the transactions contemplated thereby, or which would be reasonably likely to impair materially the ability of such REIT Subsidiary to perform under the terms of the Governing Agreements to which it is a party or the Subject Securities.

     23. There is no action, suit, proceeding or investigation pending or, to the best of our knowledge, threatened against CRIIMI which, in our judgment, either in any one instance or in the aggregate, would be reasonably likely to result in any material adverse change in the properties, business or financial condition, or prospects of CRIIMI or in any material impairment of the right or ability of CRIIMI to carry on its business substantially as now conducted or in any material liability on the part of CRIIMI or which would draw into question the validity of the Governing Agreements to which it is a party or of any action taken or to be taken in connection with the transactions contemplated thereby, or which would be reasonably likely to impair materially the ability of CRIIMI to perform under the terms of the Governing Agreements to which it is a party.

     24. There is no action, suit, proceeding or investigation pending or, to the best of our knowledge, threatened against CBO REIT which, in our judgment, either in any one instance or in the aggregate, would be reasonably likely to result in any material adverse change in the properties, business or financial condition, or prospects of CBO REIT or in any material impairment of the right or ability of CBO REIT to carry on its business substantially as now conducted or in any material liability on the part of CBO REIT or which would draw into question the validity of the Governing Agreements to which it is a party or the Transaction

                                    Exh. A-6

Assets or of any action taken or to be taken in connection with the transactions contemplated thereby, or which would be reasonably likely to impair materially the ability of CBO REIT to perform under the terms of the Governing Agreements to which it is a party or the Transaction Assets.

     25. The Repurchase Agreement is effective to create, in favor of the Buyer, either a valid sale of the Transaction Assets to the Buyer or a valid security interest under the Uniform Commercial Code in all of the right, title and interest of each Seller in, to and under the Transaction Assets as collateral security for the payment of each Seller's obligations under the Repurchase Agreement, except that (a) such security interest will continue in the Transaction Assets after their sale, exchange or other disposition only to the extent provided in Section 9-315 of the Uniform Commercial Code, (b) the security interest of the Buyer in the Transaction Assets in which any Seller acquires rights after the commencement of a case under the Bankruptcy Code in respect of such Seller may be limited by Section 552 of the Bankruptcy Code.

     26. The Repurchase Agreement is effective to create, in favor of the Buyer, either a valid sale of the Transaction Assets to the Buyer or a valid security interest under the Uniform Commercial Code in all of the right, title and interest of CBO REIT in, to and under the Transaction Assets as collateral security for the payment of CBO REIT's obligations under the Repurchase
Agreement, except that (a) such security interest will continue in the Transaction Assets after their sale, exchange or other disposition only to the extent provided in Section 9-315 of the Uniform Commercial Code, (b) the security interest of the Buyer in the Transaction Assets in which CBO REIT acquires rights after the commencement of a case under the Bankruptcy Code in respect of CBO REIT may be limited by Section 552 of the Bankruptcy Code.

     27. When the Transaction Assets consisting of "certificated securities" (within the meaning of Section 8-102(a)(4) of the Uniform Commercial Code) are delivered to the Buyer, the security interest referred to in Section 16 above in the Transaction Assets will constitute a fully perfected first priority security interest in all right, title and interest of each Seller therein.

     28. (a) Upon the filing of financing statements on Form UCC-1 with respect to each Seller naming the Buyer as "Secured Party" and the respective Seller as a "Debtor", and describing the Transaction Assets, in the jurisdictions and recording offices listed on Schedule 1 attached hereto, the security interests referred to in Section 16 above will constitute fully perfected security interests under the Uniform Commercial Code in all right, title and interest of each Seller in, to and under such Transaction Assets, which can be perfected by filing under the Uniform Commercial Code.

     (b) The UCC Search Report sets forth the proper filing offices and the proper debtors necessary to identify those Persons who have on file in the jurisdictions listed on Schedule 1 financing statements covering the Transaction Assets as of the dates and times specified on Schedule 2. The UCC Search Report identifies no Person who has filed in any Filing Office a financing statement describing the Transaction Assets prior to the effective dates of the UCC Search Report.

                                    Exh. A-7

     29. The provisions of the Collection Account Agreement are effective to cause the security interest of the Buyer in the Collection Account to be a fully perfected first priority security interest therein.

     30. Neither the Seller's nor any Subsidiary thereof (including, without limitation, any REIT Subsidiary) is an "investment company", or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     31. Each of CRIIMI, CBO REIT and CBO REIT II is and has been at all times since its incorporation a "real estate investment trust", as defined in section 856 of the Internal Revenue Code of 1986, as amended. Each REIT Subsidiary is and has been at all times since its incorporation a "qualified REIT subsidiary", as defined in section 856(i)(2) of the Internal Revenue Code of 1986, as amended.


                                Very truly yours,



                                    Exh. A-8

                                                                   EXHIBIT B

                           [FORM OF CONTROL AGREEMENT]


                                                [__________], 200__

[SELLER]
[ADDRESS]


Attn:

[BANK], as Bank
[ADDRESS]
Attn:
Re: Collection Account Established by [SELLER/REIT SUBSIDIARY] (the "Seller/REIT Subsidiary") at [_______________] (the "Bank") pursuant to that certain Repurchase Agreement (as amended, supplemented or otherwise modified from time to time, the "Repurchase Agreement"), dated January __, 2003, between Bear, Stearns International Limited(the "Buyer"), and the Sellers.

Ladies and Gentlemen:

     The Sellers have entered into the Repurchase Agreement pursuant to which the Buyer may enter into a Transaction (as defined therein) secured by, among other things, the payments made on account of Purchased Assets sold to the Buyer under the Repurchase Agreement. As a requirement of such Transaction, all such payments are required to be deposited into the Collection Account identified below within two (2) Business Days of receipt.

     [The Seller] [REIT Subsidiary] has established a collection account, Account No. [_____], for the account of Bear, Stearns International Limited, with the Bank, ABA# [__________] (the "Collection Account") which the Bank maintains in the name of [Seller] [REIT Subsidiary]. The Sellers have granted to the Buyer a security interest in all payments deposited in the Collection Account with respect to the Purchased Assets sold to the Buyer under the Repurchase Agreement.

     The Bank acknowledges that (a) the Sellers have granted a security interest in all of each Sellers' right, title and interest in and to any funds from time to time on deposit in the Collection Account with respect to the Purchased Assets sold to the Buyer under the Repurchase Agreement, (b) that such funds are received by the Bank and, except as provided below, are for application as instructed by the [Seller] [REIT Subsidiary], and (c) that the Bank shall transfer funds from the Collection Account in accordance with such instructions until the Bank receives notice from the Buyer that an event of default has occurred and is continuing under the Repurchase Agreement or the Subsidiary Agreement (a "Notice of Event of Default"). Upon

                                    Exh. B-1

Bank's receipt of a Notice of Event of Default, the Bank shall (i) in no event (a) transfer funds from the Collection Account to either Seller, (b) act on the instruction of either Seller or (c) cause or permit withdrawals from the Collection Account in any manner not approved by the Buyer in writing and (ii) comply with instructions originated by the Buyer concerning the disposition of funds in the Collection Account, without further consent from either Seller.

     In the event that the Bank has or subsequently obtains by agreement, operation of law or otherwise a security interest in the Collection Account or funds held therein, the Bank hereby agrees that such security interest shall be subordinate to the security interest of the Buyer. The funds or other items deposited to the Collection Account will not be subject to deduction, set-off, banker's lien or any other right in favor of any person other than the Buyer (except that the Bank may set off (i) all amounts due to the Bank in respect of customary fees and expenses for the routine maintenance and operation of the Collection Account and (ii) the face amount of any checks which have been credited to the Collection Account but are subsequently returned unpaid because of uncollected or insufficient funds).

     All bank statements in respect to the Collection Account shall be sent to the [Seller] [REIT Subsidiary] at:

                 [SELLER] [REIT SUBSIDIARY]
                 [ADDRESS]
                 Attention:

                 with copies to Buyer at:

                   BEAR, STEARNS INTERNATIONAL LIMITED
                   383 Madison Avenue
                   New York, New York 10179
                   Attention: James J. Higgins






                                    Exh. B-2

     Kindly acknowledge your agreement with the terms of this agreement by signing the enclosed copy of this letter and returning it to the undersigned.


                                    Very truly yours,


                                    [CRIIMI NEWCO, LLC, as Seller


                                    By:_________________________________
                                    Title:


                                    CBO REIT II, INC., as Seller


                                    By:_________________________________
                                    Title:


                                    CRIIMI MAE CMBS Corp., as REIT
                                      Subsidiary


                                    By:_________________________________
                                    Title:


                                    CRIIMI MAE QRS1, Inc., as REIT
                                      Subsidiary


                                    By:_________________________________
                                    Title:]



Agreed and acknowledged:




BEAR, STEARNS INTERNATIONAL LIMITED



                                    Exh. B-3

By:
   Name:________________________________________________
   Title:_______________________________________________



Agreed and Acknowledged:



[BANK], as Bank



By:_____________________________________________________
   Title:






                                    Exh. B-4

                                                                  EXHIBIT C

                                   [RESERVED]









                                    Exh. C-1

                                                                  EXHIBIT D

                           [FORM OF DIRECTION LETTER]

__________ __, 200___

____________________, as [Trustee]


Attention:  _______________
Re: Repurchase Agreement, dated as of January __, 2003, by and among Bear, Stearns International Limited ("Buyer"), CRIIMI Newco, LLC and CBO REIT II, Inc. ("Sellers").

Ladies and Gentlemen:

     Pursuant to the [Repurchase] [Subsidiary] Agreement, dated as of January ___ 2003 (the "Repurchase Agreement"), between the Buyer and the Sellers, you are hereby notified that: [(i) the Buyer has purchased from the Seller the assets described on Schedule 1 hereto (the "Subject Securities") (ii) each of the Subject Securities is subject to a security interest in favor of the Buyer,] and (iii) any payments or distributions made with respect to such Subject Securities should be remitted immediately by the Trustee to the Collection Account, in accordance with the following wire instructions

                  Account No.: [____________________]

                  ABA No.:     [____________________]

                               [____________________]

                  Reference:   [____________________]

These instructions may not be modified or rescinded without the prior written consent of the Buyer.

                                Very truly yours,


                                [Owner of Subject Securities]


                                By:
                                   ------------------------------------
                                   Name:
                                   Title:


                                BEAR, STEARNS INTERNATIONAL LIMITED


                                By:
                                   ------------------------------------
                                   Name:
                                   Title:

                                                                  Exhibit E


                           FORM OF TRANSACTION REQUEST

                                                                     [Date]

Bear, Stearns International Limited
[Address]
Attention: ________________

Re:      Repurchase Agreement dated as of ____________ __, 200__
         (the "Repurchase Agreement") by and among CBO REIT II, INC., [NEWCO] (the "Sellers"), and Bear, Stearns International Limited

[Seller Name] hereby requests that Bear, Stearns International Limited ("BSIL") enter into a Transaction with respect to the Purchased Assets listed on the schedule attached to the Repurchase Agreement.

  PROPOSED PURCHASE PRICE:                                 $

  PROPOSED PURCHASE DATE:

The Repurchase Agreement is incorporated by reference into this Transaction Request and is made a part hereof as if it were fully set forth herein. (All capitalized terms used herein but not defined herein shall have the meanings specified in the Repurchase Agreement.)

                                      [Name]

                                      By:______________________________
                                         Name:
                                         Title:

                                         [wire instructions]